UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a‑11(c) or Rule 14a‑12
CAPITAL SOUTHWEST CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

8333 Douglas Avenue, Suite 1100 Dallas, TX 75225 214.238.5700 www.capitalsouthwest.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 27, 2022
To the Shareholders of Capital Southwest Corporation:
    The 2022 Annual Meeting of Shareholders of Capital Southwest Corporation (“Capital Southwest”) will be held on July 27, 2022, at 9:00 a.m., Dallas time (the “Annual Meeting”). The Annual Meeting will be held in a virtual meeting format setting only. You can participate in the Annual Meeting, vote, and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/CSWC2022 and entering your control number on your proxy card or voting instruction form. The purpose of the Annual Meeting is for our shareholders to consider and vote to:
1.Elect six directors to serve until the 2023 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;
2.Approve, on an advisory basis, the compensation of our named executive officers;
3.Approve the Capital Southwest Corporation 2021 Non-Employee Director Restricted Stock Award Plan;
4.Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023; and
5.Transact such other business as may properly come before the Annual Meeting.

    Capital Southwest's board of directors recommends you vote “FOR” each of its four proposals.
    Shareholders of record at the close of business on June 1, 2022 are entitled to receive notice and to vote at the Annual Meeting.
    Your vote is very important. Accordingly, please vote or authorize a proxy to vote, whether or not you plan to participate in the Annual Meeting. You may vote or authorize your proxy to vote by (1) mail by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope we have provided; (2) Internet at www.proxyvote.com; (3) phone by calling 1‑800‑690‑6903; or (4) participating the Annual Meeting and voting your shares at the Annual Meeting.
    If you hold your shares through a broker, bank or other nominee and you want to participate in and vote at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting. If you plan to participate in the Annual Meeting to vote and are a “shareholder of record" (i.e. you hold shares directly with Capital Southwest or with our transfer agent, American Stock Transfer & Trust Company), no further action is required.
    Capital Southwest has elected to provide access to its proxy materials to its shareholders over the Internet under the Securities and Exchange Commission's (the “SEC”) “notice and access” rules. On or about June 7, 2022, the Company is mailing to its shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy statement and annual report on Form 10-K for the year ended March 31, 2022 (the “Annual Report”). The Notice of Internet Availability of Proxy Materials also contains instructions on how you may request from us, free of charge, hard copies of the proxy statement and the Annual Report. Capital Southwest believes that providing its proxy materials over the Internet will expedite shareholders' receipt of proxy materials, lower the costs associated with the Annual Meeting and conserve resources.
Thank you for your support of Capital Southwest Corporation.

By Order of the Board of Directors

Michael S. Sarner
Chief Financial Officer,
Chief Compliance Officer, Secretary, and Treasurer
June 3, 2022
Dallas, Texas

    IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JULY 27, 2022.

    The Notice of Annual Meeting, this Proxy Statement and the Annual Report are available online at www.proxyvote.com. This Proxy Statement and the Annual Report can also be found on our website www.capitalsouthwest.com under the “SEC Filings” tab or on the SEC’s EDGAR website at www.sec.gov.
    The following information applicable to the Annual Meeting may be found in this Proxy Statement and accompanying proxy card:
•The date and time of the Annual Meeting and instructions to participate in the Annual Meeting via live webcast;
•A list of the matters intended to be acted on and our recommendations regarding those matters; and
•Any control/identification numbers that you need to access your proxy card.

OTHER MATTERS	45
Shareholder Proposals for 2023 Annual Meeting	45
Reduce Duplicate Mailings	46
APPENDIX A: CAPITAL SOUTHWEST CORPORATION 2021 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD PLAN	A-1

PROXY STATEMENT
2022 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 27, 2022
GENERAL INFORMATION
    We are furnishing you this Proxy Statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Capital Southwest Corporation, a Texas corporation (the “Company,” “Capital Southwest,” “we,” “us,” or “our”). This Proxy Statement addresses the items of business for the 2022 Annual Meeting of Shareholders of Capital Southwest (the “Annual Meeting”) to be held on July 27, 2022 or any postponement or adjournment thereof. We will hold the Annual Meeting at 9:00 a.m. Central time. You can participate in the Annual Meeting, vote, and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/CSWC2022. You will be able to vote by following the instructions on the enclosed proxy card. The Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 (the “Annual Report”), the proxy card and any accompanying proxy materials, and how to vote or authorize a proxy are being mailed to shareholders on or about June 7, 2022.

    We encourage you to vote your shares by participating in the Annual Meeting, by telephone, through the Internet, or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the enclosed proxy card, or authorize your proxy by telephone or through the Internet, and the Company receives your vote in time for voting at the Annual Meeting, the persons named as proxies will vote your shares in the manner that you specify. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR other matters listed in the accompanying Notice of Annual Meeting of Shareholders in accordance with the recommendation of the Board.
PROPOSALS TO BE VOTED ON
    At the Annual Meeting, you will be asked to vote on the following four proposals:
•Proposal 1: Elect six directors to serve until the 2023 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;
•Proposal 2: Approve, on an advisory basis, the compensation of our named executive officers;
•Proposal 3: Approve the Capital Southwest Corporation 2021 Non-Employee Director Restricted Stock Award Plan (the “Non-Employee Director Plan”);
•Proposal 4:    Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023.
    Our Board recommends that you vote FOR Proposal 1, Proposal 2, Proposal 3 and Proposal 4.
VOTING INFORMATION
Record Date and Who May Vote
    Our Board designated the close of business on June 1, 2022 as the record date (the “Record Date”) for determining shareholders entitled to vote at the Annual Meeting. As of the Record Date, we had 25,594,515 shares of common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote on each matter that is voted on at the Annual Meeting.
    If you are a “shareholder of record” (i.e., you hold shares directly with Capital Southwest or with our transfer agent, American Stock Transfer & Trust Company) as of the Record Date, you may vote your shares by (1) participating in the Annual Meeting and voting your shares, (2) submitting a completed, signed, and dated proxy card, or (3) voting through the Internet or by telephone. Specific instructions to be followed by shareholders of record interested in voting via the Internet or by telephone are shown on the enclosed proxy card and the Notice of Internet Availability of Proxy Materials.
    If your shares are held in a brokerage account or bank, you are considered the beneficial owner of the shares of common stock, and these proxy materials, together with the enclosed voting instruction form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your shares of common stock on your behalf without your instructions. A “broker non-vote” with respect to a matter occurs when a broker, bank or other nominee holding shares on behalf of a beneficial owner has not received voting instructions from the beneficial owner on a particular proposal and does not have discretionary authority to vote the shares on such proposal. Brokers, banks and other nominees will not have discretionary authority to vote on the proposals with respect to the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2), and the approval of the Non-Employee Director Plan (Proposal 3); however, brokers, banks and other nominees will have discretionary authority to vote on the proposals to ratify the appointment of RSM US LLP (Proposal 4). Shareholders have no dissenters’ or appraisal rights in connection with any of the proposals described herein.
    If you hold shares of common stock through a broker, bank or other nominee and you want to participate and vote at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting. Depending upon your broker or custodian, you may be able to vote either by telephone or through the Internet.  Please refer to the enclosed instruction form or the Notice of Internet Availability of Proxy Materials for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed proxy card.
Voting by Internet, by Phone, by Mail or at the Annual Meeting via Live Webcast
    If your shares are held directly in your name, you may vote or authorize a proxy to vote using any of the following methods:
•By Internet: Go to www.proxyvote.com and use the Internet to transmit your voting instructions by electronic delivery of information until 11:59 p.m. Eastern Time on July 26, 2022. Have your proxy card in hand when you access the website and follow the instructions.
•By Phone: Call 1‑800‑690‑6903 on any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on July 26, 2022. Have your proxy card in hand when you call and follow the instructions.
•By Mail: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. The named proxies will vote your shares according to your directions.
•By Live Webcast: You may vote shares held directly in your name at the Annual Meeting. If you want to vote shares that you hold in “street name” at the Annual Meeting, you must request a legal proxy from your broker, bank or other nominee.
    If you sign, date and return your proxy card but do not make any selection on the proxy card, in accordance with the recommendations of the Board, the proxy holders named on your proxy card will vote your shares FOR the proposals to: (1) elect each of the director nominees, (2) approve, on an advisory basis, the compensation of our named executive officers, (3) approve the Non-Employee Director Plan, and (4) ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023.

    If your shares are held in street name, these proxy materials are being forwarded to you by your account holder, along with voting instructions. As the beneficial owner, you have the right to direct your account holder how to vote your shares, and the account holder is required to vote your shares in accordance with your instructions. In addition, as the beneficial owner of shares, you are entitled to participate in the Annual Meeting. If you are a beneficial owner, however, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy, executed in your favor, from the account holder of your shares.

    You may receive more than one proxy statement and proxy card or voting instructions form if your shares are held through more than one account (e.g., through different account holders). Each proxy card or voting instructions form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you must provide voting instructions as to all your accounts to vote all your shares.
Confidentiality
    Proxy cards, ballots and voting tabulations that identify individual shareholders are confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the votes have access to your proxy card.
    If you are a “shareholder of record,” you may revoke a proxy or change your vote at any time before the Annual Meeting by any of the following methods:

•sending a written revocation to our Secretary at our principal executive office;
•authorizing your proxy through the Internet or by telephone;
•executing and submitting a later-dated proxy card; or
•voting at the Annual Meeting.

    Unless you participate in the Annual Meeting and vote your shares at the Annual Meeting, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the Annual Meeting will be able to verify your latest vote.

    For shares held in street name, you should follow the instructions in the voting instructions form provided by the account holder to change your vote. If you want to change your vote as to shares held in street name by voting at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting.

Quorum and Adjournment
    The Annual Meeting will be held only if a quorum is present. The presence at the Annual Meeting, present or by proxy, of holders of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum. Abstentions and “broker non-votes” will be treated as shares present for determining whether a quorum is established. A “broker non-vote” with respect to a matter occurs when a broker, bank or other nominee holding shares in on behalf of a beneficial owner has not received voting instructions from the beneficial owner on a particular proposal and does not have discretionary authority to vote the shares on such proposal.
    If a quorum is not present at the Annual Meeting, the shareholders who are represented may adjourn the Annual Meeting until a quorum is present. Such adjournment will be permitted if approved by the holders of a majority of the shares represented via live webcast or by proxy at the Annual Meeting, whether or not a quorum is present. Abstentions and “broker non-votes” will not be counted as votes cast on such adjournment and will have no effect on the adjournment vote.
Vote Required; How Votes Are Counted
    All votes will be tabulated by the inspectors of election appointed for the Annual Meeting, who will separately tabulate affirmative votes, negative votes and abstentions. Shareholders may not cumulate their votes on any proposals.

Assuming a quorum is present at the Annual Meeting, the following votes are required to approve each proposal:

Proposal	Vote Required
Proposal One: Election of Directors	The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required for the approval of this proposal. Abstentions and “broker non-votes” will not be included in determining the number of votes cast and, as a result, do not affect the outcome.
Proposal Two: Advisory Vote on the Compensation of our Named Executive Officers
The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required to approve, on an advisory basis, the compensation of our named executive officers (“NEOs”). Abstentions and “broker non-votes” will not be included in determining the number of votes cast and, as a result, do not affect the outcome. While your vote is advisory and therefore not binding on us, it will provide information to the Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will take into consideration when making future decisions regarding executive compensation.

Proposal Three: Approval of the Non-Employee Director Plan	The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required for the approval of this proposal. Abstentions have the same effect as votes cast against the proposal, while broker non-votes will not be included in determining the number of votes cast and, as a result, do not affect the outcome.
Proposal Four: Ratification of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required to ratify the appointment of RSM US LLP to serve as our independent registered public accounting firm for fiscal year ending March 31, 2023. Abstentions have the same effect as votes cast against the proposal. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker may vote your shares for this proposal.

    We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a shareholder vote that comes before the Annual Meeting.
Information regarding this Solicitation
    The Company will bear all expenses incurred in connection with the solicitation of proxies for the Annual Meeting, including the cost of preparing and posting this Proxy Statement and the Annual Report to the Internet, the cost of mailing the Notice of Internet Availability of Proxy Materials, and any requested proxy materials to the shareholders. In addition, our executive officers and employees may solicit your proxy by telephone or by facsimile transmission, for which they will not be separately compensated. If your shares are held through a broker or other nominee (i.e., in “street name”), we have requested that your broker or nominee forward this Proxy Statement to you and obtain your voting instructions, for which the Company will reimburse them for reasonable out-of-pocket expenses. Our principal executive office is located at 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225.

Notice of Internet Availability of Proxy Materials
    In accordance with regulations promulgated by the Securities and Exchange Commission (the “SEC”), the Company has made this Proxy Statement, the Notice of Annual Meeting of Shareholders, and the Annual Report available to shareholders on the Internet. Shareholders may (i) access and review the Company's proxy materials and (ii) authorize their proxies, as described in “Voting by Internet, by Phone, by Mail or at the Annual Meeting via Live Webcast” above. While the Company encourages shareholders to take advantage of electronic delivery of proxy materials, which helps to reduce the environmental impact of the Annual Meeting and the cost associated with the physical printing and mailing of materials, shareholders may request a printed set of proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how you can elect to receive a printed copy of the Proxy Statement and the Annual Report.
Questions
    If you have any questions about the Annual Meeting, voting or your ownership of our common stock or other information related to the proxy solicitation, you may contact Michael Sarner at 214-238-5700.

PROPOSAL ONE: ELECTION OF DIRECTORS
    At the Annual Meeting, six directors will be elected to serve one-year terms expiring at the 2023 Annual Meeting of Shareholders. Christine S. Battist, David R. Brooks, Jack D. Furst, Ramona L. Rogers-Windsor, William R. Thomas, and Bowen S. Diehl are currently directors and each has been nominated to continue to serve as a director of the Company. The director nominees were selected by the Nominating/Corporate Governance Committee (the "NCG Committee") and approved by the Board for submission to the shareholders. Each director nominee has consented to being named in this Proxy Statement and to serving as a director if re-elected at the Annual Meeting. Accordingly, the Board has no reason to believe that the director nominees will be unable or unwilling to serve.
Pursuant to the Company's Director Retirement and Term Limitation Policy, T. Duane Morgan will retire from the Board, effective as of the date of the Annual Meeting, and, as a result, the Board determined to reduce the size of the Board from seven to six members, effective as of the date of the Annual Meeting.
Board Composition
    The NCG Committee seeks directors with established, strong professional reputations and experience in areas relevant to our investment strategy. Each of the director nominees holds or has held senior executive positions in large, complex organizations and has experience that meets this objective. In these positions, each of the director nominees has also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. Each of our director nominees also has experience serving on or advising boards of directors and board committees of other organizations and has an understanding of corporate governance practices and trends.
    The NCG Committee also believes that each of the director nominees has other key attributes that are important to an effective board: integrity, candor, analytical skills, the willingness to engage management and each other in a constructive and collaborative fashion, and the ability and commitment to devote significant time and energy to serve on the Board and its committees. The NCG Committee takes into account diversity considerations in determining the director nominees and planning for director succession and believes that, as a group, the director nominees bring a diverse range of perspectives to the Board’s deliberations.
    In addition to the above, the NCG Committee also considered the specific experiences described in the biographical information below in determining to recommend to the Board to approve the nominations of the director nominees for election at the Annual Meeting.
Director Qualifications
    The NCG Committee reviews with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the then-current composition of the Board. This assessment includes, in addition to qualities of intellect, integrity and judgment, the consideration of business experience and knowledge, reputation and character, issues of diversity, relevant industry and trade association knowledge and participation, accounting and financial expertise, public company experience, willingness and ability to devote the time and effort required to effectively serve on the Board and relevant legal and regulatory qualifications. The NCG Committee makes this determination in the context of an assessment of the perceived needs of the Board at that point in time.
    The Board recognizes that its members benefit from service on the boards of other companies. While we encourage that service, we also believe it is critical that directors have the ability to dedicate sufficient time to their service on our Board.
Information about the Director Nominees
    For each director nominee, we have highlighted certain key areas of experience that qualify him or her to serve on the Board in each of their respective biographies below. The business address of each director nominee is 8333 Douglas Avenue, Suite 1100, Texas 75225. No director nominee otherwise serves as a director of an investment company subject to the Investment Company Act of 1940, as amended (the “1940 Act”). There are currently no family relationships among any director, nominee, or executive officer.

Name and Age	Position Held with Company	Year First Elected or Appointed	Principal Occupation
Independent Directors
David R. Brooks (63)	Chairman of the Board	2014	Chairman and Chief Executive Officer of Independent Bank Group, Inc.
Christine S. Battist (53)	Director	2018	Chief Financial Officer of Avison Young
Jack D. Furst (63)	Director	2014	Founder of Oak Stream Investors
Ramona L. Rogers-Windsor (61)	Director	2021	Former Managing Director and Portfolio Manager of Northwestern Mutual
William R. Thomas (51)	Director	2014	President of Thomas Heritage Foundation
Interested Director
Bowen S. Diehl (53)	Director, President and Chief Executive Officer	2015	President and Chief Executive Officer of Capital Southwest Corporation

Director Nominee Biographies
Independent Directors
The Board has determined that Mses. Battist and Rogers-Windsor and Messrs. Brooks, Furst, and Thomas are “independent” as defined by the Nasdaq Stock Market Rules and are not “interested persons” for purposes of the 1940 Act.
David R. Brooks will be the Chairman of the Board of Capital Southwest following the Annual Meeting, subject to his re-election. Mr. Brooks is the Chairman of the Board, Chief Executive Officer, and a director of Independent Bank Group, Inc. (NASDAQ: IBTX), a publicly-traded bank holding company with approximately $15 billion in assets. Mr. Brooks previously served on the board of managers of Noel-Levitz, LLC, a large national higher education consulting company. He also previously served on the board of trustees of Houston Baptist University. Mr. Brooks has over 35 years of experience in the financial services industry and previously served as the Chief Financial Officer at Baylor University. Mr. Brooks holds Bachelor and Master degrees in Business Administration from Baylor University. Capital Southwest benefits from Mr. Brooks’ extensive experience in overseeing the operations and growth of a bank holding company, his executive expertise in public and private companies, his significant experience as a director of public and private companies, and his expertise in financial matters.
Christine S. Battist is the Chief Financial Officer of Avison Young, a private commercial real estate services firm. Ms. Battist joined Avison Young in January 2018 and as CFO is responsible for all accounting, treasury, tax and finance activities of the company. Previously, Ms. Battist was the Chief Financial Officer and Treasurer from 2012 to 2016 at Silver Bay Realty Trust Corp. (NYSE: SBY), a public real estate investment trust focused on single-family residential properties for rental income and capital appreciation. Prior to this, from 2011 to 2012, Ms. Battist was Managing Director at Two Harbors Investment Corp. (NYSE: TWO), a public real estate investment trust focused on residential mortgage-backed securities. From 2007 to 2011, Ms. Battist was Director of Investor Relations at The Mosaic Company (NYSE: MOS), a Fortune 500 agribusiness company. Ms. Battist has over 25 years of experience in the accounting and finance fields, including leading an IPO, secondary offerings, mergers and acquisitions, debt restructurings, investor relations, internal audit and establishing finance infrastructure. Ms. Battist holds a Bachelor of Business Administration in Accounting from St. Norbert College and is a Certified Public Accountant in Texas. Capital Southwest benefits from Ms. Battist’s extensive experience and track record of managing accounting, finance and investor relations affairs for public and private companies. In addition, Capital Southwest will benefit from Ms. Battist’s qualification as an “audit committee financial expert” as defined under Item 407 of Regulation S-K.
Jack D. Furst is the founder of Oak Stream Investors, a private investment firm he started in 2008. Mr. Furst has over 35 years of experience in leveraged acquisitions and private investments. He joined HM Capital Partners LLC, a private equity firm, in 1989, the year it was formed (as Hicks, Muse, Tate & Furst, Inc.). Until 2008, he was a partner in HM Capital and was involved in all aspects of the firm’s business, including originating, structuring and monitoring HM Capital’s investments. Prior to joining HM Capital, Mr. Furst served as a Vice President and subsequently a partner of Hicks & Haas from 1987 to 1989. From 1984 to 1986, Mr. Furst was a mergers and acquisitions/corporate finance specialist for The First Boston Corporation in New York. Before joining First Boston, Mr. Furst was a Financial Consultant at PricewaterhouseCoopers. Mr. Furst received his Bachelor of Science degree with honors from the College of Business Administration at Arizona State University and his Masters of Business Administration degree with honors from the Graduate School of Business at The University of Texas at

Austin. Capital Southwest benefits from Mr. Furst’s senior executive and extensive private equity experience and his significant experience as a director of public and private companies.
Ramona Rogers-Windsor is a senior finance executive with over 38 years of experience across multiple segments of the financial services industry including global investment management, public accounting audit, life insurance financial risk underwriting and retail brokerage. Ms. Rogers-Windsor spent 23 years in investment management with Northwestern Mutual, most recently as Managing Director and Portfolio Manager from 2012-2019. Prior to her role in asset management, from 1990 through 1996, Ms. Rogers-Windsor developed financial underwriting standards for life and disability insurance and consulted on large cases for Northwestern Mutual, culminating in her role as Underwriting Standards Financial Officer. Ramona’s early career was with Robert W. Baird & Co., a Northwestern Mutual subsidiary, in trading and sales and at Arthur Andersen, LLP as an auditor. In March 2021, Ramona joined the Cohen & Steers Funds board and since December 2020, has served as a Board Trustee for Thomas Jefferson University in Philadelphia. Her past non-profit board experience includes Milwaukee Film from 2016 through 2019, The Girl Scouts of Milwaukee from 1987 through 1991, and University School of Milwaukee from 2004 through 2010. Ms. Rogers-Windsor holds a Bachelor of Science in Accounting from Marquette University, a U.S. CPA license and is a CFA Charterholder.
William R. Thomas is a private investor who provides leadership for, and invests in, organizations that create financial return, social impact or both. He also serves as a director of Encore Wire Corporation (WIRE) since 2007, a Managing Director of Ambassadors Impact Network since 2019, has served as President of the Thomas Heritage Foundation since 2008, and manages personally and on behalf of Thomas Heritage Partners, Ltd. approximately 2.3% of the outstanding shares of the Company as of the Record Date. Mr. Thomas was a deal professional with Capital Southwest from 2006 to 2012. During this time, Mr. Thomas made, enhanced and monetized investments, served on the boards of a dozen portfolio companies, and oversaw valuation and regulatory compliance. From 2004 to 2006, he earned his M.B.A. from Harvard Business School, during which time he served as a consultant to private equity clients at Investor Group Services. From 1993 through 2004, Mr. Thomas served in the U.S. Air Force as a pilot of multiple aircraft and led training, safety, acquisition, logistics and combat operations, achieving the rank of Major. Mr. Thomas is recognized as a National Association of Corporate Directors (NACD) Board Leadership Fellow and graduated from the United States Air Force Academy. Capital Southwest benefits from Mr. Thomas’ history with the Company, his investment experience and his perspective as a major shareholder of the Company.
Interested Director
The Board has determined that Mr. Diehl is an “interested person” as defined in the 1940 Act due to his position as an officer of the Company.
Bowen S. Diehl has served as President and Chief Executive Officer and as a director of Capital Southwest since October 2015. Mr. Diehl joined Capital Southwest in March 2014 and served as its Chief Investment Officer from March 2014 to October 2015. Prior to joining Capital Southwest, Mr. Diehl was employed by American Capital, Ltd., a publicly traded business development company ("BDC") and global asset manager. From 2007 to 2014, he served as Co-Head of American Capital’s Sponsor Finance Group, the group responsible for the majority of American Capital’s middle market lending business. From 2001 to 2007, he served as a senior investment professional in the Dallas Office of American Capital. Mr. Diehl has sourced, structured and managed investments that have included senior and subordinated debt, as well as preferred and common equity in both control and non-control structures. Mr. Diehl’s investment experience relates to a variety of industries including healthcare, business services, industrial manufacturing and consumer finance. Prior to American Capital, Mr. Diehl was a Vice President in Investment Banking at Merrill Lynch, where he gained experience working with companies in the exploration and production, oilfield services, natural gas pipeline, natural gas gathering and processing, homebuilding and semiconductor sectors. Prior to joining Merrill Lynch, Mr. Diehl was a Vice President in the Global Oil and Gas Group at Chase Securities Inc., completing numerous transactions in the upstream and midstream oil and gas sectors. Mr. Diehl earned a Bachelor of Engineering degree, with majors in Environmental/Geotechnical Engineering and Economics, from Vanderbilt University and a Masters of Business Administration from the University of Texas at Austin. In his capacity as President and Chief Executive Officer, Mr. Diehl is an “interested person” under the 1940 Act. Capital Southwest benefits from Mr. Diehl’s extensive experience as a senior investment professional as well as his knowledge of the BDC industry.
Retiring Director
T. Duane Morgan is the retired former President of the Engineered Products Group (EPG) of Gardner Denver, a global industrial manufacturer. Under Mr. Morgan, the EPG at Gardner Denver generated $1.1 billion of revenue across four divisions and 22 production facilities in the US, China, Germany, UK and Sweden. He spent almost 10 years with Gardner Denver until it was sold to Kohlberg Kravis Roberts (KKR) in July 2013 for $3.9 billion. Following the sale, Mr. Morgan continued as a Senior Vice President of Gardner Denver and advisor to KKR through July 2014, advising on matters including operational transition and strategy, as well as making presentations to ratings agencies that resulted in favorable financing for KKR and the new company. Prior to Gardner Denver, Mr. Morgan spent 20 years with Cooper Cameron, serving as President or Vice President of several of Cooper Cameron’s major divisions. Mr. Morgan also serves on the board of SACHEM, Inc., a privately-held specialty chemical company. Mr. Morgan holds a Bachelor of Science in Mathematics from McNeese State University and a Masters of Business Administration from Louisiana State University. He served as an Army Air Defense Artillery Officer in South Korea. Mr. Morgan is a National Association of Corporate Directors (“NACD”) Governance Fellow.
Vote Required
    The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented by proxy at the Annual Meeting is required for the election of directors. Abstentions and “broker non-votes” will not be included in determining the number of votes cast and, as a result, do not affect the outcome.
THE BOARD RECOMMENDS YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROPOSAL.
    If you validly sign and return a proxy card but give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR each of the director nominees in accordance with the recommendation of the Board.

GOVERNANCE OF THE COMPANY
Compensation Governance Highlights
        Clawback Policy
    Our Board adopted a Clawback Policy effective for all “incentive-based compensation” granted on or after April 25, 2018.  For more information regarding our Clawback Policy, see “Compensation Discussion and Analysis—Clawback Policy.”
        Executive Stock Ownership and Holding Policy
    Our Board adopted a Stock Ownership and Holding Policy, effective April 25, 2018, that requires our Chief Executive Officer to own common stock equal to four times his annual base salary, the Chief Financial Officer to own common stock equal to three times his annual base salary and all other executive officers to own common stock equal to three times their annual base salaries. For more information about our Stock Ownership and Holding Policy, see “Compensation Discussion and Analysis—Stock Ownership and Holding Policy.”
        Maximum Annual Incentive Opportunity
    Our Board adopted a maximum limit on the annual cash incentive compensation that can be paid beginning with the fiscal year ended March 31, 2019 to our NEOs of two times their target annual incentive opportunity, which became effective April 25, 2018.
Director Governance Highlights
Voting Standard for Election of Directors Changed from Plurality Standard to Majority of Votes Cast Standard
    On April 24, 2019, our Board adopted an amendment to our bylaws to change from a plurality standard to a majority of votes cast standard for the election of directors. To provide shareholders a meaningful role in director elections, our Board determined that the Company’s director election voting standard should be changed from a plurality voting standard to a majority of votes cast standard. The majority votes cast standard for director elections is fast becoming the norm at listed companies. Eighty-eight percent of S&P 500 companies have adopted a majority vote standard. We believe this change is in the best interests of our shareholders.
        Director Retirement and Term Limitation Policy
    On April 25, 2018, our Board adopted the Director Retirement and Term Limitation Policy that provides that no person may be nominated to stand for election or re-election to the Board as a non-employee director if the election would take place after such person has (1) reached age 72 and/or (2) served on our Board for an aggregate of 12 years. The Director Retirement and Term Limitation Policy provides that each non-employee director that reaches age 72 and/or an aggregate of 12 years of service on our Board must deliver a letter of resignation to be effective at the next annual meeting of shareholders following such delivery.  At the time that the Director Retirement and Term Limitation was adopted on April 25, 2018, existing directors who had already reached the age of 72 and/or had an aggregate of 12 years of service on our Board were required to deliver a letter of resignation to be effective at our 2019 annual meeting of shareholders.
        Committee Chair Term Limitation Policy
    On April 25, 2018, our NCG Committee proposed and our Board adopted a limit on the length of time that a director can serve as a committee chairperson. Pursuant to the resolution, no director may serve as a chairperson of a Board committee for longer than six years. However, the resolution does not limit the length of time that such director can serve on a Board committee in a non-chairperson capacity.
        Non-Employee Director Stock Ownership Requirement
    In October 2015, our NCG Committee adopted a stock ownership requirement for our non-employee directors to better align the interests of our Board with our shareholders.  The stock ownership requirement initially provided that each non-employee director of our Board own shares of our common stock equal to 2.5 times the annual director retainer.  On April 25, 2018, our Board amended this stock ownership requirement to require each non-employee director of our Board to own shares of our common stock equal to 3.5 times the annual director retainer. The Board acknowledges that the stock ownership requirement allows new directors a reasonable amount of time to comply.
Board Leadership and Corporate Governance
    Our business and affairs are managed under the direction of the Board. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. During fiscal year 2022, the Company conducted a 360-performance review of the Company's investment professionals that took into account alignment with our values and corporate governance. Additionally, through our annual performance review process, all of our employees are evaluated by supervisors and our senior management team to ensure employees continue to develop and advance as expected. During fiscal year 2021, the Board engaged a consultant to conduct a 360-performance review of the Company's senior management that took into account alignment with our values and corporate governance. The Board understands that there is no single, generally accepted approach to providing board leadership and that, given the dynamic and competitive environment in which we operate, the right board leadership structure may vary as circumstances warrant. Accordingly, the Board seeks to fulfill its responsibilities by continually seeking the appropriate board leadership and corporate governance for Capital Southwest.
    Currently, the offices of Chairman of the Board and Chief Executive Officer are separated. We have no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer. Nonetheless, the Board believes that the separation of the offices is in the best interests of the Company at this time and is an integral part of good corporate governance and the succession planning process.
    No single leadership model is right for all companies at all times. Our Board recognizes that depending on the circumstances, other leadership models might be appropriate. Accordingly, our Board periodically reviews its leadership structure as part of its annual self-assessment process.
    The Board appoints the members of the Audit Committee, the Compensation Committee and the NCG Committee. Each of these committees has a written charter approved by the Board. These committee charters are available on our website at www.capitalsouthwest.com/governance.
Pursuant to the Director Retirement and Term Limitation Policy, Mr. Morgan notified the Company that he will retire from the Board, effective as of the date of the Annual Meeting. As a result of Mr. Morgan's retirement, the Board determined to reduce the size of the Board from seven to six members, effective as of the date of the Annual Meeting. Mr. Morgan has been a member of the Board since 2012. At the time of his retirement, he will have served on the Audit Committee, the Compensation Committee and the NCG Committee.
The current members of the committees are identified in the following table.

Current Board Committees
Director	Audit	Compensation	Nominating/ Corporate Governance
Christine S. Battist	Chair	X	X
David R. Brooks	X	X	X
Jack D. Furst	X	Chair	X
T. Duane Morgan	X	X	X
Ramona L. Rogers-Windsor	X	X	X
William R. Thomas	X	X	Chair

Board Independence and Meetings
    During our fiscal year ended March 31, 2022, the Board held six meetings. In fiscal year ended March 31, 2022, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he or she was a director) and (2) the total number of meetings held by all committees of the Board on which he or she served (held during the periods that he or she served). We encourage our directors to attend each annual meeting of our shareholders. All directors who were serving at the time of our 2021 annual meeting of shareholders attended that meeting, except for one independent director.
Independence
    Currently, the Board has seven directors. As a result of Mr. Morgan's retirement, the Board determined to reduce the size of the Board from seven to six members, effective as of the date of the Annual Meeting. The Board has determined that each of our independent directors (Messrs. Brooks, Furst, Morgan, and Thomas, and Mses. Battist and Rogers-Windsor) are not “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of the Company and are independent under the Nasdaq Stock Market Rules. This means that none of the independent directors has any direct or indirect material relationship with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. As a result, the Board has a majority of independent directors on the Board as required by the 1940 Act and the Nasdaq Stock Market Rules. We monitor the relationships of our directors and officers through a questionnaire that each director and officer completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes.

    Executive Sessions
    Our independent directors have regularly scheduled executive sessions in which they meet without the presence of management or our interested director. These executive sessions occur after each regularly scheduled meeting of the Board.
Board Committees
    Audit Committee
    The Audit Committee oversees our accounting and financial reporting processes and the audits of the Company’s financial statements. The responsibilities of the Audit Committee include:
•engaging the Company’s independent registered public accounting firm and conducting an annual review of the independence of such independent registered public accounting firm;
•pre-approving and approving all audit and non-audit engagements with the Company’s independent registered public accounting firm;
•reviewing the annual audited financial statements and quarterly financial information with management and the independent registered public accounting firm, including disclosures regarding internal controls;
•reviewing with the independent registered public accounting firm the scope and the planning of the annual audit;
•reviewing and discussing with management the results of the audit of the independent registered public accounting firm;
•discussing risk assessment and corporate policies with respect to financial reporting and valuation of our investments and the Company’s financial risk exposure;
•approving related party transactions exceeding $50,000 in aggregate value;
•overseeing investigations into complaints concerning accounting, internal accounting controls and auditing matters;
•reviewing the adequacy of the Audit Committee charter on an annual basis; and
•preparing the Audit Committee report to be included in our annual proxy statement.

    During the fiscal year ended March 31, 2022, the Audit Committee met five times. The Board has determined that each member of the Audit Committee is “independent” as independence for audit committee members is defined by the Nasdaq Stock Market Rules and is not an “interested person” as defined by the 1940 Act. The Board has also determined that each of the Audit Committee members is financially literate and the Board determined that each of Christine S. Battist, David R. Brooks, Jack D. Furst, and Ramona L. Rogers-Windsor is an “audit committee financial expert” as defined under Item 407 of Regulation S-K. In discharging its oversight role, the Audit Committee has authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of Capital Southwest and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

Nominating/Corporate Governance Committee

    The responsibilities of the NCG Committee include:

•establishing criteria for selection of potential directors, taking into consideration an established set of desired attributes, and periodically assessing the criteria to ensure they are consistent with best practices and the goals of the Company;
•reviewing the qualifications, performance and independence of Board members pursuant to criteria and procedures established by the NCG Committee and making recommendations whether each director should stand for re-election when his or her term expires;
•reviewing annually with the Board the composition of the Board as a whole and recommending, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skill, expertise and diversity desired for the Board and so that the Board meets Nasdaq Stock Market Rules and/or any other regulatory requirements;
•identifying individuals qualified to become members of our Board consistent with the criteria approved by the Board in our Corporate Governance Guidelines and recommending to the Board a slate of director nominees for each annual meeting of our shareholders;
•considering and evaluating shareholder nominees for election to the Board;
•recommending to the Board the removal of a director where appropriate;
•establishing criteria for membership on the Board committees and making recommendations to the Board for appointments to and removal from the committees;
•reviewing and re-examining the NCG Committee Charter periodically and making recommendations to the Board with respect to any proposed changes;
•reviewing annually its own performance against the responsibilities outlined in its charter and as otherwise established by the Board;
•reviewing, at least once annually, the Company’s Compliance Manual and related policies adopted by the Board to ensure that they are appropriate for us and comply with the requirements of the Nasdaq Stock Market Rules and/or any other regulatory requirements, recommending to the Board any desirable changes to the Code of Conduct and Ethics, considering any other corporate governance issues that arise from time to time and developing appropriate recommendations for the Board related to any such issues;
•overseeing and establishing appropriate procedures for the annual evaluation of the Board and management; and
•developing and recommending to the Board a set of corporate governance guidelines applicable to the Company, reviewing them annually and, if appropriate, recommending changes to the corporate governance guidelines to the Board.

    Qualifications for Director Nominees. In considering director nominees, the NCG Committee considers a number of factors, including the following:

•significant experience that is relevant and beneficial to the Board and Capital Southwest;
•the ability and willingness to make sufficient time commitments to our affairs in order to perform their duties as directors, including regular attendance at Board and committee meetings;
•consistent demonstration of strong character and integrity;
•the ability and willingness to represent the best interests of our shareholders; and
•whether the nominee is “independent” as defined by the Nasdaq Stock Market Rules, not an “interested person” as defined by the 1940 Act and/or any other regulatory requirements and the Company’s corporate governance guidelines.

    During the fiscal year ended March 31, 2022, the NCG Committee met three times. The Board has determined that each member of the NCG Committee is “independent” as independence is defined by the Nasdaq Stock Market Rules and is not an “interested person” as defined by the 1940 Act.
    Consideration of Director Nominees of Shareholders. The NCG Committee will consider nominees for directors whose names are submitted in writing by a holder of our common stock. Nominations must be addressed to Capital Southwest Corporation, 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225, Attention: Chairman of the NCG Committee, indicating the nominee’s qualification, and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director. In order to be considered for the next annual election of directors, any such written request must comply with the requirements in our bylaws.

    The NCG Committee will evaluate director nominees recommended by a shareholder, current Board member or other person according to the same criteria as a nominee identified by the NCG Committee.
    Compensation Committee

    The Compensation Committee has the sole authority and responsibility for establishing, administering and reviewing the Company’s policies, programs and procedures for compensating our executive officers and members of the Board. The functions and responsibilities of the Compensation Committee include:
•reviewing, at least annually, the goals and objectives and the structure of Capital Southwest’s plans for executive compensation, incentive compensation, equity-based compensation, and its general compensation plans and employee benefit plans (including retirement plans);
•making recommendations to the Board with respect to any new equity or other incentive compensation plans or any changes in the objectives and structure of existing plans;
•reviewing and evaluating annually the performance of the Company’s executive officers, in light of the goals and objectives of Capital Southwest’s executive compensation plans, and determining executive compensation;
•overseeing, in consultation with the Chief Executive Officer, the annual evaluation of other executive officers and key employees;
•recommending grants of equity-based compensation awards to any officer or other employee;
•meeting with management to review and discuss the Compensation Discussion and Analysis included in this Proxy Statement;
•reviewing and reassessing the adequacy of our Clawback Policy and our Stock Ownership and Holding Policy; and
•reviewing and reassessing annually the adequacy of the Compensation Committee Charter and recommending any changes to the Board.

    During the fiscal year ended March 31, 2022, the Compensation Committee met two times. The Board has determined that each member of the Compensation Committee (a) meets the Nasdaq Stock Market Rules with respect to independence and is not an “interested person” as defined by the 1940 Act, and (b) is a “non-employee director” as that term is defined under Rule 16b‑3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Compensation Committee may retain independent counsel and other independent advisors to assist it in carrying out its responsibilities.
Compensation Committee Interlocks and Insider Participation
    During the fiscal year ended March 31, 2022, no member of the Compensation Committee was an officer or employee of our Company or any of our subsidiaries. No member of the Compensation Committee has any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. In addition, no Compensation Committee interlocking relationship, as set forth under Item 407(e) of Regulation S-K, existed during the fiscal year ended March 31, 2022 between any member of the Board, the Compensation Committee or our executive officers.
Board and Committee Evaluations
    Our Corporate Governance Guidelines require the Board and each committee of the Board to conduct an annual self-evaluation to assess whether the Board and each committee is functioning effectively. The review focuses on the performance of the entire Board and each committee. In connection with each annual performance evaluation, the Company's counsel separately surveys each director or committee member regarding an assessment of the Board’s or the committee’s performance, as applicable. The Board also reviews the NCG Committee’s recommendations concerning the performance and effectiveness of the Board and each of its committees. The NCG Committee will also review the individual performance of a director as circumstances warrant.
    Our bylaws provide that the Board may increase or decrease the number of directors by resolution of the Board, provided that the tenure of office of any incumbent director will not be affected by any decrease in the number of directors. Our bylaws also provide that any vacancy may be filled either by a majority of the remaining directors or by our shareholders at an annual meeting or a special meeting called for that purpose. Any director elected to fill a vacancy will hold office until the next annual election of directors and until their respective successor is elected and qualified.
Corporate Governance Guidelines, the Codes of Ethics and the Code of Conduct
    The Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. These guidelines provide a framework for our corporate governance initiatives and cover a variety of topics, including the role of our

Board, Board selection and composition, Board compensation, Board committees, Board operation and structure, Board orientation and evaluation, Board planning and oversight functions and stock ownership guidelines. The NCG Committee is responsible for overseeing and reviewing the Corporate Governance Guidelines and reporting and recommending to the Board any changes to the guidelines.
    The Board has also adopted a Code of Conduct and a Code of Ethics, each of which are designed to help officers, managers and employees resolve ethical issues in an increasingly complex business environment. It covers topics such as reporting unethical or illegal behavior, compliance with the law, share trading, conflicts of interest, fair dealing, protection of our assets, disclosure of proprietary information, internal controls, personal community activities, business records, communication with external audiences and obtaining assistance to help resolve ethical issues. The Company has established a policy designed to prohibit our executive officers, directors, and employees from purchasing or selling shares of the Company while in possession of material nonpublic information, or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations. The Code of Ethics establishes procedures that apply to our officers, directors, employees and access persons with respect to their personal investments and investment transactions. The Code of Ethics generally does not permit investments by officers, directors, employees and access persons in securities that may be purchased or held by us.
    In addition, under the Code of Ethics, no employee of the Company, including our executive officers, together with their immediate family members, may engage in any transaction involving the Company’s securities without first obtaining pre-clearance of the transaction from the Company’s Chief Compliance Officer. The Company’s directors must also receive pre-clearance approval before trading in the Company’s securities, pursuant to the Code of Ethics. Moreover, our executive officers, directors, and employees are prohibited from engaging in hedging transactions with respect to the Company’s securities.
    You may obtain a copy of the Corporate Governance Guidelines, the Code of Conduct and the Code of Ethics on our website at www.capitalsouthwest.com/governance. The Company will disclose amendments to or waivers from a required provision of the Code of Ethics on Form 8-K.
Delinquent Section 16(a) Reports

Section 16(a) of the 1934 Act requires the Company’s officers and directors, and persons who own more than 10% of our shares, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors, and greater than 10% shareholders also are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of Forms 3, 4 and 5 filed by such persons and information provided by the Company’s directors and officers, the Company believes that during the year ended March 31, 2022, all Section 16(a) filing requirements applicable to such persons were met in a timely manner, with the following inadvertent exception: Ramona L. Rogers-Windsor filed late Form 4s with respect to four transactions in our shares during the reporting period.

Board Diversity Matrix

On August 6, 2021, the SEC approved Nasdaq Listing Rule 5606 that requires each Nasdaq-listed company to annually disclose information on the voluntary self-identified gender, racial characteristics, and LGBTQ+ status of the company’s board of directors. The requirement is intended to make consistent and comparable statistics widely available to investors regarding the number of diverse directors serving on a Nasdaq-listed company’s board. In compliance with Nasdaq Rule 5606, the Company is including the following Board Diversity Matrix for the Company as of June 3, 2022:

Board Diversity Matrix (As of June 3, 2022)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	-	-
Part II: Demographic Background
African American or Black	1	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Risk Oversight
    The Board has an active role in overseeing management of Capital Southwest’s risk management. The Board regularly reviews information regarding Capital Southwest’s operational, financial, legal, regulatory, strategic and reputational risks, which are usually conveyed to the Board by the senior management of Capital Southwest. Because overseeing risk is an ongoing process and inherent in Capital Southwest’s strategic decisions, the Board discusses risk throughout the year during its meetings in relation to specific proposed actions. The Board delegates certain risk management oversight to the Board committees. While the Board oversees Capital Southwest’s overall risk management, management is responsible for the day-to-day risk management process.
    The primary areas of risk oversight for which the Board and each Board committee is responsible are summarized in the chart below.

Board/Committee	Primary Areas of Risk Oversight
Board	Risks and exposures associated with strategic, financial and executive matters, including the annual operating plan and the strategic plan. The Board also has oversight over legal and regulatory exposures, cybersecurity and information systems risk, material acquisitions and divestitures.
Audit Committee	Risks and exposures associated with accounting, auditing, reporting, financial practices (including the integrity of Capital Southwest’s financial statements and related systems of internal controls), administration and financial controls, compliance with legal and regulatory requirements, including ethical business standards, the independent registered public accounting firm’s qualifications, independence and performance and the performance of the internal audit function. The Audit Committee also has the direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm, including the performance of any non-audit services.
Compensation Committee	Risks and exposures associated with compensation, severance agreements, any succession plans and incentive and equity-based compensation plans for Company employees and non-employee members of the Board, including with respect to compliance of compensation plans and arrangements with applicable regulations, enforceability of our Clawback Policy and compliance with our Stock Ownership and Holding Policy.
Nominating/Corporate Governance Committee	Risks and exposures related to governance of Capital Southwest and to the composition and organization of the Board including nominations and qualification criteria for membership, Board size, and Board education and evaluation.

Communication with the Board

    Shareholders and interested parties who wish to communicate with any member of the Board may do so by writing to: Capital Southwest Corporation, 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225, Attention: Board of Directors.
    Ms. Battist, the Chair of the Audit Committee, currently reviews all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. Ms. Battist will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. Ms. Battist will forward shareholder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication as appropriate.

DIRECTOR COMPENSATION
Directors who are not employed by the Company receive an annual retainer of $102,000 for service as a director. Directors are also reimbursed for actual travel expenses related to attending Board meetings. In addition, for fiscal year ended March 31, 2022, any director who is not employed by the Company that serves as a non-voting, observer on the Company's investment committee receives an annual retainer of $15,000. On April 21, 2021, the Board approved a quarterly fee of $12,500 payable to each non-employee director during the fiscal year ending March 31, 2022, until such time that the Company is permitted to issue restricted stock to non-employee directors. If the Non-Employee Director Plan is approved by shareholders, then the Company will not pay the quarterly fee of $12,500 to non-employee directors going forward. See “Proposal Three: Approval of Non-Employee Director Plan” for more information about the plan pursuant to which the Company proposes to issue restricted stock to its non-employee directors. For fiscal year ended March 31, 2022, the non-executive Chairman of the Board and committee chairs also receive additional annual fees as follows:

Position	Annual Fee
Non-Executive Chairman of the Board	$40,000
Audit Committee Chair	15,000
Compensation Committee Chair	12,000
Nominating/Corporate Governance Committee Chair	8,000

The following table sets forth the total compensation paid to our non-employee directors for the fiscal year ended March 31, 2022. During the fiscal year ended March 31, 2022, we did not grant any equity awards or pay or accrue any pension or retirement benefits for our non-employee directors.

Name	Fees Earned or Paid in Cash	Total
Christine S. Battist	$167,000	$167,000
David R. Brooks	192,000	192,000
T. Duane Morgan	152,000	152,000
Jack D. Furst	164,000	164,000
Ramona L. Rogers-Windsor(1)	154,500	154,500
William R. Thomas(2)	172,500	172,500

(1)Ms. Rogers-Windsor served on the Company's investment committee for the period February 1, 2022 through March 31, 2022 during fiscal year ended March 31, 2022.
(2)Mr. Thomas served on the Company's investment committee for the period April 1, 2022 through January 31, 2022 during fiscal year ended March 31, 2022.

In October 2015, our NCG Committee adopted a stock ownership requirement for our non-employee directors to better align the interests of our Board with our shareholders. The stock ownership requirement initially provided that each non-employee director of our Board own shares of our common stock equal to 2.5 times the annual director retainer. On April 25, 2018, our Board amended this stock ownership requirement to require each non-employee director of our Board to own shares of our common stock equal to 3.5 times the annual director retainer. Christine S. Battist became a director of the Company on August 2, 2018 and, as of the date of this Proxy Statement, she does not yet own shares of our common stock equal to 3.5 times her annual director retainer. Ramona L. Rogers-Windsor became a director of the Company on March 26, 2021 and, as of the date of this Proxy Statement, she does not yet own shares of our common stock equal to 3.5 times her annual director retainer. The Board acknowledges that the stock ownership requirement allows new directors a reasonable amount of time to comply.

On May 16, 2022, we received an exemptive order that supersedes the prior exemptive order relating to the Capital Southwest Corporation 2021 Employee Restricted Stock Award Plan (the “2021 Employee Plan”) to permit the Company to (i) issue restricted stock as part of the compensation package for both employees and non-employee directors of the Board, and (ii) withhold shares of the Company’s common stock or purchase shares of the Company’s common stock from employees and non-employee directors to satisfy tax withholding obligations relating to the vesting of restricted stock (the “Order”). Shareholders are being asked to approve the Non-Employee Director Plan (Proposal 3) at the Annual Meeting, pursuant to which the Company will issue restricted stock as part of the compensation package for non-employee directors of the Board.

EXECUTIVE OFFICERS
Bowen S. Diehl. See “Director Nominees Biographies” for Mr. Diehl’s biography.
Michael S. Sarner, 49, has served as our Chief Financial Officer, Chief Compliance Officer, Secretary and Treasurer since October 2015. Before that, he served as a Senior Vice President of Capital Southwest since July 2015. Prior to joining Capital Southwest, from 2000 to 2015, Mr. Sarner was the Senior Vice President, Treasury at American Capital, Ltd., a publicly traded BDC and global asset manager. Mr. Sarner was responsible for capital raising, debt capital markets, corporate restructurings, financial planning, corporate development of strategic initiatives, and system implementations of budget and treasury solutions. During the course of his career, he has raised over $6 billion in debt capital in term securitizations, secured revolving lines of credit, unsecured notes, and term loans to support middle market platforms. Mr. Sarner has also led both corporate and debt restructurings, serving as both the strategic lead internally and the external liaison to over 20 financial institutions involved in the negotiations. Prior to joining American Capital, Mr. Sarner served in various roles in the accounting and finance fields performing and managing due diligence, raising debt and equity capital, and performing audits in public accounting. Mr. Sarner holds a Bachelor of Business Administration in Accounting from James Madison University and a Masters of Business Administration in Finance from George Washington University. Mr. Sarner holds an inactive Certified Public Accountant License in the Commonwealth of Virginia.
Joshua S. Weinstein, 44, joined the Company as a Principal in June 2015 to support the firm’s credit-focused investment activities, was promoted to Managing Director in April 2017 and was subsequently promoted to Senior Managing Director in April 2021. Mr. Weinstein came to the Company from H.I.G. WhiteHorse, where he was a Principal responsible for all aspects of the investment process including sourcing, structuring, analyzing and monitoring middle market credits. Prior to H.I.G. WhiteHorse, Mr. Weinstein was a Vice President of WhiteHorse Capital Partners, L.P., a leading credit investor and manager of syndicated first and second lien loans and held analyst positions with Morgan Stanley and Citigroup. He earned a Bachelor of Arts in Economics/Mathematics from Columbia University, a MBA degree from the Marshall School of Business at the University of Southern California and holds the Chartered Financial Analyst designation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
    The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date by (1) each NEO; (2) each director and director nominee of the Company; (3) all of our directors and executive officers as a group; and (4) each person known to us to beneficially own 5% or more of our outstanding common stock. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon reports filed by such persons with the SEC and other information obtained from such persons, if available. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has a right to acquire through the exercise of any stock option or other right within 60 days of the Record Date. Unless otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares indicated to be beneficially owned. Percentage of ownership is based on 25,594,515 shares of common stock outstanding as of the Record Date. The number of shares held by beneficial owners of 5% or more of our outstanding common stock are as of the date of the applicable SEC filing made by those owners (unless otherwise noted).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Directors & Executive Officers
Christine S. Battist(1)	8,248	*
David R. Brooks(1)	32,000	*
Bowen S. Diehl(1),(2)	497,888	1.9%
Jack D. Furst(1),(3)	78,004	*
T. Duane Morgan(1),(4)	26,236	*
Ramona L. Rogers-Windsor(1)	3,230	*
Michael S. Sarner(1),(5)	277,318	1.1%
William R. Thomas(1),(6)	592,156	2.3%
Joshua S. Weinstein(1),(7)	146,115	*
All directors and executive officers as a group (9 persons)	1,661,195	6.5%

*Less than 1%
(1)Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o Capital Southwest Corporation, 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225. None of the shares of Capital Southwest’s common stock owned by our directors, director nominees or executive officers are pledged as security.
(2)Mr. Diehl beneficially owns (i) 137,907 shares of common stock held directly by Mr. Diehl, including 119,641 unvested restricted shares, and (ii) 359,981 shares of common stock held by PHC Investments, LLC. Mr. Diehl has shared voting and dispositive power with respect to shares held by PHC Investments, LLC, which is fifty percent owned by Mr. Diehl and fifty percent owned by his spouse. The shares held by PHC Investments, LLC are pledged as collateral for a line of collateral for PHC Investments, LLC.
(3)Mr. Furst holds 39,004 shares of Capital Southwest's common stock directly and 39,000 share indirectly through FMAB Partners, LP, a limited partnership controlled by Mr. Furst provided that he holds 50% of the membership interest in the sole general partner of FMAB Partners, LP.
(4)Mr. Morgan holds 5,060 shares of Capital Southwest’s common stock directly and 21,176 shares indirectly through the Morgan Family Trust.
(5)Mr. Sarner has voting and dispositive power with respect to 277,317 shares of common stock, including 100,813 unvested restricted shares.
(6)Mr. Thomas holds 8,217 shares of Capital Southwest’s common stock directly. Mr. Thomas is President and sole manager of Thomas Heritage Company, L.L.C., the sole general partner (the “General Partner”) of Thomas Heritage Partners, Ltd. (the “Partnership”). In such capacity, Mr. Thomas has sole voting and dispositive power with respect to 571,939 shares owned by the Partnership. Mr. Thomas beneficially owns 12,000 shares of Capital Southwest's common stock held by his minor children.
(7)Mr. Weinstein holds 144,565 shares of Capital Southwest's common stock directly, including 69,573 unvested restricted shares. Mr. Weinstein also beneficially owns 1,550 shares of Capital Southwest's common stock held by his children.

The following table sets forth as of the Record Date, the dollar range of our equity securities that is beneficially owned by each of our directors. We are not part of a "family of investment companies," as that term is defined in the 1940 Act.

Independent Directors	Dollar Range of Equity Securities Beneficially Owned in CSWC (1)(2)(3)
Christine S. Battist	Over $100,000
David R. Brooks	Over $100,000
Jack D. Furst	Over $100,000
T. Duane Morgan	Over $100,000
Ramona Rogers-Windsor	$50,001-$100,000
William R. Thomas	Over $100,000

Interested Director
Bowen S. Diehl	Over $100,000

(1)Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the 1934 Act.
(2)The dollar range of equity securities beneficially owned by our directors is based on the closing price of our common stock on Nasdaq of $22.28 per share as of the Record Date.
(3)The dollar ranges of equity securities beneficially owned are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.

    The table below sets forth certain information as of March 31, 2022 regarding the registered shares of our common stock available for grant or granted under stock compensation plans that (1) were approved by our shareholders, and (2) were not approved by our shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Registered Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders (1)	—	$—	1,200,000
Equity compensation plans not approved by shareholders (2)	—	—	—
Total	—	$—	1,200,000
(1)Includes shares remaining under the 2021 Employee Plan. The right to grant restricted stock awards under the 2010 Restricted Stock Award Plan terminated on July 18, 2021, ten years after the date that the 2010 Restricted Stock Award Plan was approved by the Company’s shareholders. For a description of the 2010 Restricted Stock Award Plan and the 2021 Employee Plan, please refer to Note 8 contained in our consolidated financial statements in the Annual Report.
(2)We have no equity compensation plans that were not approved by shareholders.

PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION
    In accordance with Section 14A of the 1934 Act, we are asking our shareholders to provide advisory approval of the compensation of our NEOs as of March 31, 2022 as described in the “Compensation Discussion and Analysis” section of this Proxy Statement. While this vote is advisory and non-binding, it will provide information to the Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will consider when determining executive compensation for fiscal year ending March 31, 2023 and future periods. We currently provide our shareholders with an annual vote (on a non-binding basis) on executive compensation. The next advisory vote on executive compensation will occur at our 2023 annual meeting of shareholders.
    As described further in the “Compensation Discussion and Analysis” section of this Proxy Statement, our fiscal year ended March 31, 2022 compensation structure was developed and designed to:
•attract, retain and motivate exceptional executives,
•reward past performance and provide incentives for future performance,
•align executive compensation packages with the Company’s performance, and
•align our executive officer’s long-term interests with the interests of our shareholders.

    As a BDC, the 1940 Act constrains our ability to maintain performance-based compensation. Section 57(n) of the 1940 Act provides that a BDC, such as Capital Southwest, may not maintain both an equity incentive plan and a “profit-sharing plan,” for its NEOs and other employees. The Compensation Committee believes that equity incentives strongly align the interests of NEOs and employees with those of the Company’s shareholders. Because our compensation philosophy utilizes equity compensation incentives, the Compensation Committee is not permitted to use non-discretionary or formulaic Company performance goals or criteria to determine executive incentive compensation or grant equity compensation that is earned based on the achievement of Company financial performance goals (see “Compensation Discussion and Analysis—Compensation Philosophy and Overview—1940 Act Restrictions on Company Performance Based Compensation”).

    It is the intention of the Compensation Committee that our executive officers be compensated fairly, competitively and consistent with our strategy, sound corporate governance principles and shareholder interests and concerns. Our corporate governance structure (including our Clawback Policy, our Stock Ownership and Holding Policy, and independent Compensation Committee) further supports our compensation programs and align the interests of our executive officers to that of our shareholders. The table below sets forth the best practice compensation features we have adopted.

Best Practice Compensation Features
✓ What we Do		✖ What we Don't Do
✓	DO balance both short-term and long-term incentives	✖	NO excessive perquisites or other benefits
✓	DO maintain rigorous stock ownership guidelines	✖	NO evergreen equity plan provisions
✓	DO maintain a clawback policy for both equity and cash awards	✖	NO guaranteed payout for cash incentive compensation
✓	DO cap payouts for awards under our short-term incentive program	✖	NO tax gross-ups
✓	DO appoint a compensation committee comprised solely of independent directors	✖	NO repricing or buyout of "underwater" stock options without shareholder approval

Vote Required

    The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required to approve, on an advisory basis, the compensation of our NEOs. Abstentions and “broker non-votes” will not be included in determining the number of votes cast and, as a result, do not affect the outcome.

    The Board recommends that shareholders approve the program by approving the following advisory resolution:

    “RESOLVED, that the shareholders of Capital Southwest Corporation approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement relating to the fiscal year ended March 31, 2022 pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis section, the Summary Compensation Table and other compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of the proxy statement).”

THE BOARD RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NEOS.
    If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the approval of the compensation of our NEOs in accordance with the recommendation of the Board.

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis, or CD&A, provides information relating to the compensation earned by our NEOs in the fiscal year ended March 31, 2022 who were:
•Bowen S. Diehl, President and Chief Executive Officer (“CEO”);
•Michael S. Sarner, Chief Financial Officer (“CFO”), Chief Compliance Officer, Secretary, and Treasurer; and
•Joshua S. Weinstein, Senior Managing Director (“Senior MD”)

Compensation Philosophy and Overview

The Compensation Committee has the primary authority to establish our compensation philosophy and the actual compensation levels for the NEOs and to administer all executive compensation arrangements and policies. The compensation programs of the Company adopted by our Compensation Committee are designed with the goal of providing compensation that is fair, reasonable and competitive. These compensation programs are intended to align the compensation paid to our NEOs with both our short-term and long-term objectives and the interests of shareholders, which we believe will contribute to the achievement of long-term sustainable investment returns. The key elements of our compensation philosophy include: (1) designing compensation programs that enable us to attract and retain the best talent in the industry in which we compete; (2) aligning executive compensation packages with the Company’s performance; and (3) using long-term equity awards to align employee and shareholder interests.

The structure of the NEOs’ compensation program is designed to encourage and reward the following factors, among other things:
•sourcing and pursuing attractively priced investment opportunities in both upper and lower middle-market companies;
•building a well performing investment portfolio that generates sustainable income and capital gains that sustain and grow the Company’s dividends and net asset value per share;
•maintenance of liquidity and capital flexibility to accomplish the Company’s business objectives, including the preservation of investor capital;
•attainment of superior risk-adjusted returns on the Company’s investment portfolio; and
•professional development and growth of individual executives, the management team and other employees.

The Compensation Committee has the primary authority to establish compensation for the NEOs and other key employees and administers all executive compensation arrangements and policies. Our CEO assists the Compensation Committee by providing recommendations regarding the compensation of our CFO, our Senior MD and other key employees based on the compensation objectives set by the Compensation Committee as well as current business conditions. The Compensation Committee exercises its discretion by modifying or accepting the CEO’s recommendations. The Compensation Committee determines our CEO’s compensation without assistance or consultation from our CEO. The CEO routinely attends a portion of the Compensation Committee meetings. However, the Compensation Committee meets in executive session without the CEO or other members of executive management from time to time.
In reviewing and deliberating over our fiscal 2022 compensation program, the Compensation Committee considered, among other things:
•the economic conditions in the United States and abroad, including the continued uncertainties associated with the impact of the COVID-19 pandemic on the U.S. and global economy and capital markets and the magnitude and duration of such impact;
•our business plan and underlying assumptions;
•the goal of maintaining alignment between our senior management and our shareholders through the use of short- and long-term incentive compensation;
•the benefits of maintaining a consistent approach to compensation and the structure of our compensation programs through business cycles;
•the anticipated performance of our compensation programs based on our business plan and current financial position; and
•information and reports prepared by proxy advisors, including Glass, Lewis & Co. and Institutional Shareholder Services Inc.

To determine the competitiveness of executive compensation levels, the Compensation Committee also reviews the compensation and benefits practices of a group of other internally and externally managed BDCs, including corporate and, to the extent available, executive performance measures established to achieve total returns for shareholders. The Compensation Committee does not specifically benchmark the compensation of our NEOs against that paid by other BDCs, but takes such data into account as a factor for determining the compensation of our NEOs.
Independent Compensation Consultant
During fiscal year 2022, the Compensation Committee engaged Mercer (U.S.), Inc (referred to herein as Mercer) as an independent compensation consultant to assist the Compensation Committee and to provide guidance on a variety of compensation matters relating to executive compensation for the NEOs and non-executive directors, including, among other things, a review of our incentive compensation plans, compensation trends, and compensation planning best practices for fiscal 2023. Mercer was hired by and reports directly to the Compensation Committee. Although Mercer may work directly with management on behalf of the Compensation Committee, any such work is under the control and supervision of the Compensation Committee. Mercer does not provide any other services to us. The Compensation Committee has also concluded that Mercer’s work raises no conflicts of interest that require disclosure under Item 407(e)(3)(iv) of Regulation S-K.

    1940 Act Restrictions on Company Performance Based Compensation
As a BDC, the 1940 Act constrains our ability to maintain performance-based compensation. Consistent with Section 57(n) of the 1940 Act, a BDC, such as Capital Southwest, may not maintain both an equity incentive plan and a “profit-sharing plan” for its NEOs and other employees. The Compensation Committee believes that equity incentives strongly align the interests of NEOs and employees with those of the Company’s shareholders. Accordingly, Capital Southwest previously has adopted and maintained equity incentive plans for its NEOs. As a result, the 1940 Act prohibits Capital Southwest from maintaining a “profit-sharing plan.”
The term “profit-sharing plan” is defined very broadly in the 1940 Act, but, in this context, is generally viewed as referring to incentive and other compensation being directly tied to a company’s overall financial performance metrics, such as net income, realized gains or losses and unrealized appreciation or depreciation on investments. In this regard, the SEC has indicated that a compensation program possesses profit-sharing characteristics if a company is obligated to make payments under the program based strictly on the company’s financial performance metrics.
Due to these restrictions imposed by the 1940 Act, the Compensation Committee is not permitted to use non-discretionary or formulaic Company performance goals or criteria to determine executive incentive compensation or grant equity compensation that is earned based on the achievement of Company financial performance goals. Instead, the Compensation Committee considers overall Company performance along with other factors, including individual performance criteria, and uses its discretion in determining the appropriate compensation for NEOs and other key employees. The Compensation Committee’s objective is to work within the 1940 Act regulatory framework to establish appropriate compensation levels, maintain pay-for-performance alignment and implement compensation best practices.
2021 Shareholder Advisory Vote on Executive Compensation
At our 2021 annual meeting of shareholders, our shareholders approved an advisory vote with 92.0% of the votes cast in favor of our compensation philosophy, policies and procedures and the 2021 fiscal year compensation of the NEOs (the “Advisory Vote”). Subsequently, the Compensation Committee took into account the results of the Advisory Vote in determining compensation policies and decisions of the Company during the fiscal year ended March 31, 2022. The Advisory Vote indicated to the Compensation Committee that our shareholders are supportive of the Company's existing compensation program.
In all categories, we believe our compensation plan, taken as a whole, helps us attract, retain and motivate exceptional executive officers and other employees, while aligning compensation with the long-term success of the Company and the interests and concerns of our shareholders. It is the intention of the Compensation Committee that our executive officers and other employees be compensated competitively and consistent with our strategy, sound corporate governance principles and shareholder interests and concerns.

Elements of Executive Compensation
For the fiscal year ended March 31, 2022, the components of Capital Southwest’s compensation program for NEO’s included:

Compensation Element	Form of Compensation	Compensation Objective
Base Salary	Cash paid on a regular basis throughout the year	Provide a level of fixed income that is competitive to allow the Company to attract and retain executive talent
Annual Cash Incentive Opportunities	Cash awards paid on an annual basis following year-end audit completion	Reward NEOs who contribute to our financial performance and strategic success during the year and reward individual achievements
Long-term Equity Compensation Awards	Restricted stock awards are subject to a graded vesting over four years and are contingent on continued employment with the Company	Reward NEOs who contribute to our success through the creation of shareholder value, to provide meaningful retention incentives, to reward individual achievements and to align interests with shareholders
Other Benefits	Defined contribution plan and other employee benefit plans that are available to our general employee population	Provide competitive employee benefits and encourage employees’ retirement planning. Our NEOs participate in our defined contribution plan and other employee benefit plans on the same basis as our general employee population.
In the fiscal year ended March 31, 2022, our compensation program was comprised primarily of the following three elements: (1) base salary, (ii) annual cash bonus and (iii) long-term equity incentive compensation. The Compensation Committee does not allocate a fixed percentage of the NEO compensation packages to each of these elements. Instead, the Compensation Committee targets total compensation at levels comparable to other internally managed BDCs, private equity firms, mezzanine lenders, hedge funds, specialized commercial banks, REITs and other specialty finance companies. The long-term equity incentive compensation allows us to align a component of our compensation program over a longer-term to more closely align the interests of our NEOs with those of our shareholders. In designing our compensation program, the Compensation Committee seeks to achieve an appropriate balance among these elements to create a compensation program that incentivizes our NEOs to focus on financial and operating results in the near term and the creation of shareholder value over the long-term.
    Base Salaries
Salaries were determined by the Compensation Committee for each of the NEOs on an individual basis, taking into consideration individual contributions to overall company and individual performance, length of tenure, compensation levels for comparable positions within other internally managed BDCs and internal pay equity among similar positions within the Company. The Compensation Committee placed more emphasis on those compensation elements which are linked to long-term results.
For the fiscal year ended March 31, 2022, after consideration of the factors set forth above, the Compensation Committee determined the annual base salary of Mr. Diehl would increase to $475,000, as compared to $454,000 in fiscal 2021 and 2020. The Compensation Committee determined the annual base salary of Mr. Sarner would increase to $400,000, as compared to $385,000 in fiscal 2021 and 2020. The Compensation Committee determined the annual base salary of Mr. Weinstein to be $350,000 for fiscal 2022, as compared to $330,000 in fiscal 2021 and 2020. The Compensation Committee believes that the base salaries of our NEOs are appropriate for each NEO as a component of his overall compensation package.
    Annual Cash Incentive Opportunities
Annual cash incentive opportunities are intended to reward individual performance as well as operating results during the year and therefore can be highly variable from year to year. The Compensation Committee established the target annual cash incentive opportunities for the NEOs at the start of the year, taking into account the potential contribution by that NEO to overall company performance and each NEO’s industry experience, relative to the market. For the fiscal year ended March 31, 2022, the Compensation Committee set the annual cash incentive target at 150% of annual base salary for Mr. Diehl, 125% of annual base salary for Mr. Sarner and 125% of annual base salary for Mr. Weinstein, each of which are consistent with fiscal 2021 and fiscal 2020.

At the start of each fiscal year, the Compensation Committee also establishes non-formulaic Company performance measures. The Compensation Committee strives to ensure that these non-formulaic performance measures utilized each year to evaluate NEO performance effectively align the performance of each individual NEO with the performance of the Company and the interests of shareholders. The fiscal 2022 non-formulaic Company performance measures used for determining the annual cash incentive for NEOs included, among other things, the following:
•Dividend growth;
•Preservation of net asset value;
•Capital raised;
•Portfolio growth;
•Portfolio non-accruals;
•Successful portfolio exits; and
•Operating leverage.

The Compensation Committee evaluated the overall outcome of these performance measures on a holistic basis in determining the annual cash incentive payout. In determining the cash incentive awards for the fiscal year ended March 31, 2022, the Compensation Committee considered the following: (1) declared $1.82 per share in regular cash dividends compared to $1.65 per share in regular cash dividends, an increase of 10.3% from the prior year; (2) capital raised of approximately $249.6 million in gross proceeds consisting of $150 million from the issuance of the Company's 3.375% notes due 2026 and $99.6 million from the sale of shares pursuant to the Company's equity at-the-market program; (3) $937 million of investments at fair value, compared to $689 million investments at fair value at the end of the prior year, an increase of 36.0%;  (4) $309.2 million in proceeds received from twenty-four portfolio company exits, generating a weighted average IRR of 15.8%; and (5) run-rate operating leverage, defined as total operating expenses, excluding interest expense, divided by annual average total assets, decreased to 2.2% compared to 2.4% in the prior year.
The Compensation Committee concluded that the performance of the Company and each individual NEO was at a consistently high level in fiscal 2022, resulting in excellent financial results. Based on the Board’s evaluation of fiscal 2022, and upon completion of the annual audit, Mr. Diehl was awarded an annual cash incentive of $1,081,877 (representing 152% of his target bonus), Mr. Sarner was awarded an annual cash incentive of $759,212 (representing 152% of his target bonus) and Mr. Weinstein was awarded an annual cash incentive of $664,310 (representing 152% of his target bonus). The Compensation Committee believes the annual cash incentives earned by the NEOs are appropriate in relation to Capital Southwest’s financial performance for fiscal 2022. In an effort to maintain appropriate dividend growth and coverage, the Compensation Committee and management will continually assess the appropriate annual cash incentive levels paid to our NEOs.
    Long-Term Equity Compensation
The Board and its shareholders previously approved the 2010 Restricted Stock Award Plan and the 2021 Employee Plan. The 2010 Restricted Stock Award Plan previously allowed, and the 2021 Employee Plan allows Capital Southwest to provide long-term stock-based compensation opportunities to certain key employees, including our NEOs. Capital Southwest utilizes long-term stock-based awards as a component of NEO compensation in order to: (1) align compensation with the creation of shareholder value; (2) create opportunities for increased stock ownership by executives; and (3) attain competitive levels of total compensation over the long term.
    2010 Restricted Stock Award Plan
The right to grant restricted stock awards under the 2010 Restricted Stock Award Plan terminated on July 18, 2021, ten years after the date that the 2010 Restricted Stock Award Plan was approved by the Company's shareholders pursuant to its terms. Pursuant to the 2010 Restricted Stock Award Plan, the Compensation Committee awarded shares of restricted stock to plan participants in such amounts and on such terms as the Compensation Committee determined in its sole discretion, provided that such awards were consistent with the conditions in the SEC’s exemptive order. Each restricted stock grant was for a fixed number of shares as set forth in an award agreement between the grantee and Capital Southwest. Award agreements described the applicable time vesting schedules and other appropriate terms and/or restrictions with respect to awards. Participants who have received restricted stock awards will receive dividends at the same time as our shareholders do and will have voting rights with respect to such shares. The restricted stock granted under the 2010 Restricted Stock Award Plan vest ratably over four or five years. At the 2018 Annual Meeting of Shareholders, shareholders voted to approve the Amendment and Restatement of the 2010 Restricted Stock Award Plan to implement the following best practice governance provisions: (i) double-trigger vesting upon a change in control for all future awards of restricted stock granted under the 2010 Restricted Stock Award Plan, (ii) a one-year minimum vesting period for all future awards of restricted stock granted under the 2010 Restricted Stock Award Plan (except with respect to up to 5% of the number of shares of our common stock available for issuance under the 2010 Restricted

Stock Award Plan) and (iii) the cancellation or forfeiture of future awards of restricted stock granted under the 2010 Restricted Stock Award Plan in the event the participant engages in detrimental activity in accordance with our Clawback Policy.

On an annual basis, the Compensation Committee considers employee performance and future potential when determining the amount of restricted stock awards to recommend for each NEO. In addition, the Compensation Committee considers each NEO’s total cash compensation in relation to the proposed stock award and the effect of dilution of net asset value per share and earnings per share prior to awarding the stock grants. On April 21, 2021, the Board, through the Compensation Committee, approved restricted stock awards for our NEOs. Mr. Diehl was awarded 45,668 shares of restricted stock. The aggregate grant date fair value of the award was $1,260,437. The Compensation Committee's determination to grant this award is based on Mr. Diehl’s leadership in the strategic direction of the Company, the asset allocation strategy and the investment committee, which enabled us to achieve our operational and financial objectives. Mr. Diehl’s performance during this time period was vital to our Company’s success. Mr. Sarner was awarded 38,818 shares of restricted stock. The aggregate grant date fair value of the award was $1,071,377. The Compensation Committee's determination to grant this award is based on Mr. Sarner’s role in managing all financial aspects of our Company, and his leadership in matters relating to our capital structure, investment committee and investor relations. Mr. Sarner’s restricted stock awards also reflect his continued service as our CFO, Chief Compliance Officer, and Secretary, and Treasurer. Mr. Weinstein was awarded 33,109 shares of restricted stock. The Compensation Committee's determination to grant this award is based on Mr. Weinstein's role in originating, underwriting and managing our investment portfolio as well as his participation on the investment committee. The aggregate grant date fair value of the award was $913,808.
2021 Employee Restricted Stock Plan
In connection with the termination of the 2010 Plan, the Board and shareholders approved the 2021 Employee Plan as part of the compensation package for its employees, the terms of which are, in all material respects, identical to the 2010 Restricted Stock Award Plan. On July 19, 2021, we received an exemptive order that supersedes the prior exemptive order relating to the 2010 Restricted Stock Award Plan (the “Order”) to permit the Company to (i) issue restricted stock as part of the compensation package for its employees in the 2021 Employee Plan, and (ii) withhold shares of the Company’s common stock or purchase shares of the Company’s common stock from the participants to satisfy tax withholding obligations relating to the vesting of restricted stock pursuant to the 2021 Employee Plan. As of March 31, 2022, there are no restricted stock outstanding under the 2021 Employee Plan.
Other Benefits
Effective October 1, 2015, we established a qualified defined contribution plan (the “401(k) Plan”) intended to meet the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) Plan permits all full-time employees to defer a portion of their total annual compensation up to the maximum amount allowed under the Code. We make contributions to the 401(k) Plan on behalf of employees up to 4.5% of the employee’s eligible compensation, all of which is fully vested immediately. Mr. Diehl, Mr. Sarner and Mr. Weinstein were eligible to participate in the 401(k) Plan in fiscal 2022 on the same basis as all other employees of the Company.
Additionally, the Company’s NEOs participate in the same benefit plans and programs as the Company’s other employees, including comprehensive medical and dental insurance and vision care.
The Company provides no other material benefits, perquisites or retirement benefits to the NEOs.
Potential Payments upon Change in Control or Termination of Employment
Capital Southwest offers change-in-control benefits under its long-term incentive plans to motivate executives to focus on transactions that are likely in the best interests of Capital Southwest’s shareholders, even though such transactions may result in a loss of employment for the executives. Capital Southwest believes its programs are consistent with market practices and therefore also serve to attract and retain its executives. Restricted Stock awards granted under the 2010 Restricted Stock Award Plan and the 2021 Employee Plan that are outstanding at the time of a change of control will only vest upon such change in control if either (1) within two years following the change in control, the participant’s service is involuntarily terminated for reasons other than for cause or the participant terminates his or her employment or service for good reason or (2) such awards are not assumed or converted into replacement awards in a manner described in the 2010 Restricted Stock Award Plan and the 2021 Employee Plan.

Clawback Policy
On April 25, 2018, our Board adopted a Clawback Policy effective for all incentive-based compensation granted on or after April 25, 2018. Under the Clawback Policy, “incentive-based compensation” refers to “(i) the annual and other short-term incentive awards granted or earned based on individual or Company-wide goals under the Company’s annual or short-term cash incentive compensation programs; (ii) the restricted stock awards and other long-term incentive awards granted or vested under the Company’s equity or long-term incentive plans and programs; and (iii) any other incentive-based compensation granted or earned pursuant to an “incentive plan,” as such term is defined for purposes of Regulation S-K under the 1934 Act; plus any shares of stock issued under, and/or any other benefit related to, such compensation.” The Board adopted the Clawback Policy in anticipation of the requirements to be adopted by the SEC and the listing requirements expected to be adopted by the Nasdaq Global Select Market that would implement the incentive-based compensation recovery requirements set forth in Section 10D of the 1934 Act.  We believe our Clawback Policy supports our compensation structure and further aligns the interests of our executive officers to the interests and concerns of our shareholders.  Our Clawback Policy applies to our executive officers, which currently consists only of our NEOs.
If the Company is required to prepare an accounting restatement due to the Company’s material non-compliance with any financial reporting requirement under the U.S. federal securities laws and the Compensation Committee reasonably, and in good faith, determines that any current or former executive officer of the Company who was granted and received incentive-based compensation on or after April 25, 2018 has willfully committed misconduct that contributed to the non-compliance that resulted in the Company’s obligation to prepare the accounting restatement, then the Compensation Committee will direct the Company to, subject to the terms of the Clawback Policy, use prompt and reasonable efforts to recover from each such executive officer the excess incentive-based compensation, as determined by the Compensation Committee, in its sole discretion, such executive officer received over what would have been received based on the accounting restatement.  For this purpose, “misconduct” means an act of fraud or dishonesty in the performance of an executive officer’s duties.  A restatement of the Company’s financial statements due to a change in accounting policies or principles shall not require a clawback of excess incentive-based compensation.  Additionally, if the Compensation Committee reasonably, and in good faith, determines that an executive officer who was granted and received incentive-based compensation on or after April 25, 2018 has engaged in detrimental activity, then the Compensation Committee will direct the Company to, subject to the terms of the Clawback Policy, use prompt and reasonable efforts to recover from such executive officer any incentive-based compensation that the Compensation Committee reasonably and in good faith deems appropriate.  For this purpose, “detrimental activity” includes the following: (1) use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company; or (2) engagement in any misconduct that results in significant financial or reputational harm to the Company or any of its subsidiaries. The Compensation Committee has the exclusive authority to determine the amount of the excess incentive-based compensation.
Stock Ownership and Holding Policy
On April 25, 2018, our Board adopted a Stock Ownership and Holding Policy that is applicable to all of our executive officers.  The Stock Ownership and Holding Policy requires our CEO to own common stock equal to four times his annual base salary, our CFO to own common stock equal to three times his annual base salary and all other executive officers to own common stock equal to three times their base salary.  Our executive officers are also required to hold 100% of all net shares (i.e. shares remaining after payment of taxes) of our common stock acquired pursuant to the exercise of stock options or vesting of restricted stock until the earlier of twelve months following vesting (or exercise for stock options) or their termination of employment.  Our executive officers’ compliance with the Stock Ownership and Holding policy will be measured as of March 31 of each year.  Our Compensation Committee has discretion under the Stock Ownership and Holding Policy to grant a waiver of these requirements upon request based on the personal circumstances of our executive officers.  Currently, all of our NEOs are in compliance with the Stock Ownership and Holding Policy.
Compensatory Risk Assessment
Capital Southwest works to integrate sound risk management into its compensation programs. Capital Southwest implements a multi-faceted strategy to mitigate risk in compensation. Capital Southwest believes our focus on long-term stable compensation programs and our ability to retain long-term employees work to limit incentives to take unnecessary or imprudent risk-taking actions. Capital Southwest also provides stable fixed cash compensation to each of our executive officers to limit the financial exposure that our NEOs face as holders of significant equity in our enterprise.
During fiscal 2022, the Compensation Committee reviewed the elements of the Company's compensation programs to determine whether any portion of compensation encourages excessive risk-taking and concluded:

•compensation is allocated among base salary, cash bonus, and short-term and long-term compensation opportunities in such a way as to not encourage excessive risk-taking;
•executive goals are appropriately established across several key metrics and criteria in order to avoid an outcome where the failure to achieve any individual target would result in a large percentage loss of compensation; and
•multi-year vesting of restricted stock coupled with our executive stock ownership and holding policy and maximum annual incentive opportunity policy properly account for the time horizon of risks.
In addition, the Compensation Committee believes that the total compensation paid to the NEOs in fiscal 2022 was consistent with the overall objectives of the Company’s executive compensation program.

COMPENSATION COMMITTEE REPORT*
We have reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with Capital Southwest’s management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Jack D. Furst, Chairman
Christine S. Battist
David R. Brooks
T. Duane Morgan
Ramona L. Rogers-Windsor
William R. Thomas

The material contained in the foregoing Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
The following table includes information concerning compensation received by our NEOs for fiscal years ended March 31, 2022, 2021 and 2020, as applicable:

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation (2)	Total
Bowen S. Diehl	2022	$475,000	$1,081,877	$1,260,437	$—	$346,962	$3,164,276
President and Chief	2021	$454,000	$814,067	$1,011,459	$—	$301,946	$2,581,472
Executive Officer	2020	$454,000	$510,750	$474,525	$—	$298,032	$1,737,307
Michael S. Sarner	2022	$400,000	$759,212	$1,071,377	$—	$294,393	$2,524,982
Chief Financial Officer, Chief Compliance Officer,	2021	$385,000	$575,286	$842,900	$—	$254,995	$2,058,181
Secretary and Treasurer	2020	$385,000	$360,938	$400,710	$—	$248,424	$1,395,072
Joshua S. Weinstein(3)	2022	$350,000	$664,310	$913,808	$—	$205,585	$2,133,703
Senior Managing Director

(1)These amounts represent the grant date fair value of restricted stock awards determined in accordance with ASC 718 based on the closing price of our common stock on the date of grant. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts do not correspond to the actual value that will be recognized by our NEOs upon vesting of these grants. See Note 8 of the consolidated financial statements in Capital Southwest’s Annual Report for the fiscal year ended March 31, 2022 regarding assumptions underlying valuation of equity awards.
(2)See “All Other Compensation” table below for information regarding amounts included in this column.
(3)Mr. Weinstein did not serve as an executive officer of the Company during fiscal years ended March 31, 2021 and 2020. Mr. Weinstein became an executive officer of the Company in connection with his promotion from a Managing Director to a Senior Managing Director of the Company, effective on April 21, 2021.

All Other Compensation

Name and Principal Position	Fiscal Year	401K Plan Contributions	Dividends (1)	Total
Bowen S. Diehl	2022	$13,286	$333,676	$346,962
President and Chief	2021	$12,825	$289,121	$301,946
Executive Officer	2020	$12,735	$285,297	$298,032
Michael S. Sarner	2022	$13,219	$281,174	$294,393
Chief Financial Officer, Chief Compliance Officer,	2021	$12,825	$242,170	$254,995
Secretary and Treasurer	2020	$13,255	$235,169	$248,424
Joshua S. Weinstein(2)	2022	$13,275	$192,310	$205,585
Senior Managing Director
(1)These amounts reflect dividends received on unvested restricted shares held by the NEO, which were not included in the grant date fair value of the awards previously reported.
(2)Mr. Weinstein did not serve as an executive officer of the Company during fiscal years ended March 31, 2021 and 2020. Mr. Weinstein became an executive officer of the Company in connection with his promotion from a Managing Director to a Senior Managing Director of the Company, effective on April 21, 2021.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to each grant of a plan-based award to our NEOs in the fiscal year ended March 31, 2022.

Name	Grant Date	Stock Awards: Number of Shares of Stock (1)	Grant Date Fair Value of Stock Awards (2)
Bowen S. Diehl	6/10/2021	45,668	$1,260,437
Michael S. Sarner	6/10/2021	38,818	$1,071,377
Joshua S. Weinstein	6/10/2021	33,109	$913,808

(1)These restricted stock awards under the 2010 Restricted Stock Award Plan vest one-fourth each year beginning on the first anniversary of the grant date, subject to continued employment. Restricted stock awards entitle the holder to dividends and voting rights beginning on the grant date.
(2)The amounts represent the grant date fair value of restricted stock awards determined in accordance with ASC 718 based on the closing price of our common stock on the date of grant.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information with respect to the outstanding equity awards held by our NEOs as of March 31, 2022.

Name	Number of securities underlying unexercised Options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Number of securities underlying unexercised unearned options (#)	Option exercise price	Option expiration date	Number of shares of stock that have not vested(1)	Market value of shares of stock that have not vested(2)
Bowen S. Diehl	—	—	—	—	—	119,641	$2,839,081
Michael S. Sarner	—	—	—	—	—	100,813	$2,392,292
Joshua S. Weinstein	—	—	—	—	—	69,573	$1,650,967

(1)With respect to Mr. Diehl, 12,750 shares of restricted stock will vest on November 15, 2022, 5,625 shares of restricted stock will vest on each of November 15, 2022 and 2023, 16,658 shares of restricted stock will vest on each of June 10, 2022, 2023 and 2024 and 11,417 shares of restricted stock will vest on each of June 10, 2022, 2023, 2024 and 2025. With respect to Mr. Sarner, 10,850 shares of restricted stock will vest on November 15, 2022, 4,750 shares will vest on each November 15, 2022 and 2023, 13,882 shares of restricted stock will vest on each of June 10, 2022, 2023 and 2024 and 9,705 shares of restricted stock will vest on each of June 10, 2022, 2023, 2024 and 2025. With respect to Mr. Weinstein, 6,500 shares of restricted stock will vest on November 15, 2022, 2,875 shares of restricted stock will vest on each of November 15, 2022 and 2023, 8,071 shares of restricted stock will vest on each of June 10, 2022, 2023 and 2024 and 8,277 shares of restricted stock will vest on each of June 10, 2022, 2023, 2024 and 2025.
(2)The value of the non-vested restricted stock was computed by multiplying the number of non-vested shares of restricted stock by $23.73, the closing stock price on March 31, 2022, the last trading day of fiscal 2022.

Option Exercises and Stock Awards Vested in Fiscal Year

The following table provides information regarding the vesting of restricted stock by each of our NEOs for the fiscal year ended March 31, 2022. There were no option awards held by any of our NEOs for the fiscal year ended March 31, 2022.

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Bowen S. Diehl	46,733	$1,284,040
Michael S. Sarner	39,232	$1,077,913
Joshua S. Weinstein	23,946	$657,828

(1)The value realized equals the number of shares multiplied by the closing price on the day prior to the vesting date (not taking into account any net exercise for the payment of taxes).

Potential Payments Upon Termination or Change in Control
The agreements governing our restricted stock awards and our long-term cash incentive awards to employees, including NEOs, provide upon certain transactions involving a change in control or upon a participant’s death or disability (each as defined in the award agreement or plan documents), that unvested shares of restricted stock will fully vest and the long term cash incentive awards would be paid. The acceleration of unvested restricted stock would apply to Mr. Diehl, Mr. Sarner and Mr. Weinstein.
The following table quantifies potential compensation that would have become payable to each of our NEOs if their employment had terminated on March 31, 2022, given the closing price of our common stock on that date. In addition, the table quantifies the compensation that would have become payable to each of our NEOs assuming that a change in control of Capital Southwest had occurred on March 31, 2022, and determining any amounts that would be payable under all compensation agreements in effect as of that date.

	Cash Payments	Acceleration of Equity Awards	Total
Bowen S. Diehl
Termination for Cause	$—	$—	$—
Termination without Cause	—	—	—
Change in Control(1)	—	—	—
Double-Trigger Vesting(2)	—	2,839,081	2,839,081
Death or Disability	—	2,839,081	2,839,081
Michael S. Sarner
Termination for Cause	—	—	—
Termination without Cause	—	—	—
Change in Control(1)	—	—	—
Double-Trigger Vesting(2)	—	2,392,292	2,392,292
Death or Disability	—	2,392,292	2,392,292
Joshua S. Weinstein
Termination for Cause	—	—	—
Termination without Cause	—	—	—
Change in Control(1)	—	—	—
Double-Trigger Vesting(2)	—	1,650,967	1,650,967
Death or Disability	—	1,650,967	1,650,967

(1)Change of control payment does not assume or require termination of the employee and includes only those awards granted prior to the Amended and Restated 2010 Restricted Stock Award Plan effective August 2, 2018.
(2)In the event of the consummation of a change in control in the Company, all outstanding awards granted under the Amended and Restated 2010 Restricted Stock Award Plan effective August 2, 2018 will vest only where either (1) within two years following the change in control, the participant’s employment or service is involuntarily terminated for reasons other than for cause (as defined in the 2010 Restricted Stock Award Plan) or the participant terminates his or her employment or service for good reason (as defined in the 2010 Restricted Stock Award Plan) or (2) such awards are not assumed or converted into replacement awards in a manner described in the 2010 Restricted Stock Award Plan (hereinafter referred to as “Double-Trigger Vesting”).  All awards of restricted stock granted under the 2010 Restricted Stock Award Plan prior to adoption and approval of the Amended and Restated 2010 Restricted Stock Award Plan on August 2, 2018 accelerate automatically upon a change in control of the Company.

Pay Ratio Disclosure
We are providing the following information about the relationship of the median of the annual total compensation of all of our employees (other than Mr. Diehl, our President and CEO) and the annual total compensation of Mr. Diehl. As of March 31, 2022, we determined that the median of the annual total compensation of all of our employees, other than our CEO, was $239,090 and the annual total compensation of our CEO, as reported in the Summary Compensation Table in this Proxy Statement, was $3,164,276. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual compensation of all employees in fiscal 2022 was 13.2 to 1.

The pay ratio provided is a reasonable estimate as of March 31, 2022 calculated in a manner consistent with Item 402(u) of Regulation S-K. The data used to calculate the pay ratio are specific to our Company and our employee population.  As a result, our pay ratio may not be comparable to the pay ratios of other companies. We had 22 employees (excluding Mr. Diehl) as of March 31, 2022, all of whom were located in our Dallas, Texas office. To identify the median employee from our employee population, we compared the salary, bonus, restricted stock awards, option awards, non-equity incentive plan compensation, 401(k) Plan employer match and dividends. Upon identifying our median employee, we combined all of the elements of such employee’s compensation for fiscal 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual compensation for the median employee of $239,090.  The Company annualized the salary and bonus component of total compensation for employees that were employed by the Company for less than the full fiscal year.  We used the annual total compensation of our CEO as reported in the “Total” column of our Summary Compensation Table in this Proxy Statement.

PROPOSAL THREE: APPROVAL OF THE NON-EMPLOYEE DIRECTOR PLAN

Reasons for the Proposal
On March 26, 2021, our Board approved the Non-Employee Director Plan as part of the compensation packages for its non-employee directors. The Board unanimously recommends that our shareholders consider and adopt the Non-Employee Director Plan.
While the Company recognizes that non-employee director retention is critical for all companies, the Company also believes that the highly specialized nature of its business and the competitiveness of its market make such retentions even more critical for the Company. In that regard, the ability to offer equity-based compensation to its non-employee directors, which aligns Board behavior with shareholder interests and provides a retention tool, is vital to the Company’s future growth and success.
The Non-Employee Director Plan would enable the Company to offer non-employee directors compensation packages that are more competitive with those offered by other lending businesses and investment management businesses, which would enhance the ability of the Company to attract and retain qualified non-employee directors. Offering competitive compensation packages is critical to the Company’s ability to generate the best possible risk-adjusted returns for its shareholders.
The effective date of the Non-Employee Director Plan is the date on which it is approved by our shareholders.
Summary of the Non-Employee Director Plan
The following is a summary of the material features of the Non-Employee Director Plan for which we have received exemptive relief from the SEC (as described below) and are seeking stockholder approval. It may not contain all of the information important to our shareholders. Our shareholders are encouraged to read the Non-Employee Director Plan, a copy of which is attached as Appendix A to this Proxy Statement.

General. The Non-Employee Director Plan contemplates the grant of restricted stocks to “non-employee directors” within the meaning of Rule 16b-3 under the 1934 Act, each of whom also is not an “interested person” of the Company within the meaning of Section 2(a)(19) of the 1940 Act. If the Non-Employee Director Plan is approved, we intend to use the shares authorized under the Non-Employee Director Plan to provide additional incentives for non-employee directors to exert their best efforts on behalf of the Company, and to provide a means to attract and retain persons of outstanding ability to the service of the Company.

Eligibility. The persons eligible to receive grants of restricted stock awards under the Non-Employee Director Plan are the members of our Board who are not employees of the Company. As of the date of this Proxy Statement, there are six non-employee directors of the Company eligible to participate in the Non-Employee Director Plan. Any shares of restricted stock we grant under the Non-Employee Director Plan will be for compensatory purposes only and will not involve payment of any cash consideration by any of our non-employee directors to us.

Number of Shares Authorized. Under the Non-Employee Director Plan, the total number of shares of common stock that may be subject to restricted stock awards is 120,000 shares. Shares underlying restricted stock awards that expire or otherwise terminate, in whole or in part, will revert to and again become available for issuance under the Non-Employee Director Plan. Any shares used for tax withholding will not again be available for issuance under the Non-Employee Director Plan. Our Board is authorized to adjust the limitation on shares available for restricted stock awards and outstanding restricted stock awards in the event of a dividend or other distribution payable in shares of our common stock, or any division, combination or reclassification of our shares of common stock.

Annual Awards. Under the Non-Employee Director Plan, at the beginning of each one-year term of service on our Board, each non-employee director will receive a number of shares equivalent to $50,000 based on the market value at the close of the Nasdaq Global Select Market on the date of grant. Forfeiture provisions will lapse as to the entire restricted stock award at the end of the one-year term. Grants of restricted stock awards under the Non-Employee Director Plan will be automatic and may not be changed without further approval from the SEC.

Administration. The Non-Employee Director Plan will be administered by the Compensation Committee, which is comprised solely of directors who are considered independent under the Nasdaq Stock Market Rules and are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the Company. Subject to the terms of the Non-Employee Director

Plan, our Compensation Committee is authorized to make all determinations that may be necessary or advisable for the administration of the Non-Employee Director Plan.

General Terms of Awards. Our Compensation Committee is authorized to grant restricted stock awards. All restricted stock granted under the Non-Employee Director Plan will be evidenced by an agreement containing such terms and conditions as the Compensation Committee may determine. A grant of restricted stock is a grant of shares of our common stock that, at the time of issuance, are subject to certain forfeiture provisions, and thus are restricted as to transferability until such forfeiture restrictions have lapsed. The restrictions on the restricted stock issued pursuant to the Non-Employee Director Plan relate to continued service on our Board (lapsing on an annual basis).

The restricted stock will be subject to restrictions on transferability and other restrictions as required by our Compensation Committee from time to time. Except to the extent restricted under the terms of the Non-Employee Director Plan, a non-employee director granted a restricted stock award will have all the rights of any other stockholder, including the right to vote the restricted shares and the right to receive dividends or distributions made on the common stock of the Company. During the restriction period (i.e., prior to the lapse of applicable forfeiture provisions), the restricted stock generally may not be transferred except to the spouse or lineal descendants (including adopted children) of the non-employee director, any trust for the benefit of the spouse or lineal descendants of non-employee director, or the guardian or conservator of the non-employee director.

Change in Control. Unless the terms of a restricted stock award provide otherwise, in the event of a specified transaction involving a “change in control” (as defined in the Non-Employee Director Plan) in which there is an acquiring or surviving entity, the Board may provide for the assumption of some or all outstanding restricted stock awards, or for the grant of substitute awards, by the acquirer or survivor. In the event no such assumption or substitution occurs, each restricted stock award, subject to its terms, will become fully vested or exercisable prior to the change in control on a basis that gives the holder of the restricted stock award a reasonable opportunity, as determined by the Board, to participate as a stockholder in the change in control following vesting or exercise. The restricted stock award will terminate upon consummation of the change in control.

Transactions involving a “change in control” under the Non-Employee Director Plan include the following, other than where our stockholders continue to have substantially the same proportionate ownership in an entity which owns substantially all of our assets immediately following such transaction:

•a single person or entity or group of persons and/or entities, other than us, any of our employee benefit plans, a company owned by our stockholders in substantially the same proportions as their ownership in us or an underwriter temporarily holding securities pursuant to an offering by us, becomes the beneficial owner of more than 30% of the combined voting power of our voting securities then outstanding;

•a change in the membership of our Board such that the individuals who, as of the effective date of the Non-Employee Director Plan, constitute the Board (the “Continuing Directors”), and any new director whose election or nomination to the Board was approved by a vote of at least a majority of the Continuing Directors, cease to constitute at least a majority of the Board;

•a merger, reorganization or business combination of us or one of our subsidiaries with or into any other entity, other than where the holders of our voting securities outstanding immediately before such transaction would represent immediately thereafter more than a majority of the combined voting power of the voting securities of us or the surviving entity or the parent of such surviving entity;

•a sale or disposition of all or substantially all of our assets, other than where the holders of our voting securities outstanding immediately before such transaction hold securities immediately thereafter which represent more than a majority of the combined voting power of the voting securities of the acquirer or the parent of such acquirer of such assets; or

•our stockholders approve a plan of complete liquidation or dissolution of us.

Amendment and Term. Our Board may modify, revise or terminate the Non-Employee Director Plan at any time and from time to time, subject to the terms of (i) the Order (as described below), (ii) our charter and bylaws and (iii) applicable law. Our Board will seek shareholder approval of any action modifying a provision of the Non-Employee Director Plan when the Board determines that such shareholder approval is required under the provisions of applicable law. The Non-Employee Director Plan will terminate on the day prior to the tenth anniversary of the date the Non-Employee Director Plan is approved by our shareholders, unless terminated sooner by action of our Board. No restricted stock awards may be granted under the

Non-Employee Director Plan after its termination, but restricted stock awards granted prior to termination will continue to be effective and governed by the Non-Employee Director Plan.
The Order and Limitations on Restricted Stock Awards. On May 16, 2022, the SEC granted us the Order that authorizes us to issue restricted shares of our common stock to our non-employee directors, subject to shareholder approval of the Non-Employee Director Plan. Awards under the Non-Employee Director Plan will comply with all aspects of the Order, including the following:
•each issuance of restricted stock to our non-employee directors will be approved by a required majority of our Board, as defined under the 1940 Act, on the basis that such award is in the best interests of our company and stockholders;
•the amount of voting securities that would result from the exercise of all of our outstanding warrants, options and rights, together with any restricted stock issued and outstanding pursuant to the Non-Employee Director Plan and the 2021 Employee Plan, and any other compensation plans of ours, at the time of issuance will not exceed 25% of our outstanding voting securities, except that if the amount of voting securities that would result from the exercise of all of our outstanding warrants, options and rights issued to our directors, officers and employees, together with any restricted stock issued pursuant to the Non-Employee Director Plan and the 2021 Employee Plan, and any other compensation plans of ours, would exceed 15% of our outstanding voting securities, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, together with any restricted stock issued pursuant to the Non-Employee Director Plan and the 2021 Employee Plan, and any other compensation plans of ours, at the time of issuance will not exceed 20% of our outstanding voting securities;
•the amount of restricted stock issued and outstanding will not at the time of issuance of any restricted stock exceed 10% of our outstanding voting securities; and
•both our Board and our Compensation Committee will review prior to any grant of restricted stock, and no less than annually, the potential impact that the issuance of restricted stock will have on our earnings and net asset value per share.
Certain Federal Income Tax Considerations. The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Non-Employee Director Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address foreign, state or local income tax or other tax considerations that may be relevant to a participant.
Generally, a grant of restricted stock under the 2021 Employee Restricted Stock Plan will not result in taxable income to the recipient for U.S. federal income tax purposes at the time of the grant. The value of restricted stock generally will be taxable to the recipient as ordinary income in the years in which the restrictions on the shares lapse. Such value will be the fair market value of the shares on the dates the restrictions lapse. Any recipient, however, may elect pursuant to Section 83(b) of the Code to treat the fair market value of the restricted stock on the date of grant as ordinary income in the year of the grant, provided the recipient makes the election within 30 days after the date of the grant. Generally, participants forego such elections in order to avoid the risk of being taxed on compensation they never realize, either because they forfeit the restricted stock or the value of the restricted stock drops prior to vesting.

On the date the restricted stock vests (assuming no Section 83(b) election has been made), the shares are released to the participant and available for sale or transfer (subject to the Company’s share retention guidelines). In accordance with the applicable regulations of the Internal Revenue Service (the “IRS”), the Company requires the recipient to pay to it an amount sufficient to satisfy withholding taxes in respect of such compensation income at the time the restrictions on the shares lapse or the recipient makes a Section 83(b) election. Where the cumulative withholding for all employees exceeds $100,000, the amounts withheld generally must be deposited with the IRS by the next business day; therefore, procedures generally must be implemented to collect the withholding from employees on the vesting date itself or as soon as possible thereafter.

In lieu of receiving a cash payment or withholding from other compensation from a participant, typically a stock plan will provide for withholding of shares equal in value at the vesting date to the monetary amount of the company’s withholding obligation, sometimes referred to as a “net share settlement.” In this scenario, shares with value equal to the tax payment are withheld from the award and may be returned to the plan reserve, if permitted under the terms of the plan or award agreement. If the Company withholds shares to satisfy this withholding tax obligation, instead of cash, the recipient nonetheless will be required to include in income the fair market value of the shares withheld.

The Non-Employee Director Plan incorporates this concept of “net share settlement.” Specifically, it provides that the Company will be authorized to withhold the Company’s common stock (in whole or in part) from any award of restricted shares granted at the time the restricted stock is taxed in satisfaction of a participant’s tax obligations. However, no such withholding of shares will take place except pursuant to written assurance from the SEC staff or exemptive relief from the SEC. The Order granted to the Company by the SEC permits the Company to withhold shares of the Company’s common stock.

Withholding. The Company has the right to deduct from the payment of any restricted stock awards all applicable income and employment taxes required by federal, state, local or foreign law to be withheld, or may require the participant to pay such withholding taxes to the Company as a condition of receiving payment of the restricted stock award. The participant has the right to satisfy his or her withholding tax obligations by transferring to the shares of the Company shares of our common stock owned by the participant.

THE BOARD RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE NON-EMPLOYEE DIRECTOR PLAN.

    If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the approval of the Non-Employee Plan in accordance with the recommendation of the Board.

PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
The Audit Committee and the Board has appointed RSM US LLP to serve as the independent registered accounting firm for the Company for the fiscal year ending March 31, 2023.
SEC regulations and the Nasdaq Stock Market Rules require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to shareholders. Accordingly, the Board considers a proposal for shareholders to ratify this appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board on a key corporate governance issue. If shareholders fail to ratify the appointment, the Audit Committee may, but is not required to, reconsider the appointment.
RSM US LLP has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its affiliates. A representative of RSM US LLP will be present at the Annual Meeting and will have the opportunity to make a statement and is expected to be available to respond to appropriate questions you may have.
Vote Required
The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required to ratify the appointment of RSM US LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2023. Abstentions have the same effect as votes cast against the proposal. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker may vote your shares for this proposal.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2023.
    If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the ratification of the appointment of RSM US LLP as our independent registered accounting firm for the fiscal year ending March 31, 2023 in accordance with the recommendation of the Board.

Audit and Other Fees Paid to Prior Independent Registered Public Accounting Firm
The following table sets forth fees for services rendered by RSM US LLP for the fiscal years ending March 31, 2022 and 2021 as of the date of this Proxy Statement.

Service	2022	2021
Audit Fees (1)	$599,550	$468,825
Audit Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total Fees	$599,550	$468,825

(1)Audit fees include fees billed for the audit of our financial statements included in the Annual Report, the review of financial statements included in our Quarterly Reports on Form 10-Q, the audit of the effectiveness of our internal control over financial reporting, and for services that are provided by RSM US LLP in connection with statutory regulatory filings or engagements.
(2)Audit related fees would include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent accountant, such as attest services that are not required by statute or regulation.
(3)Tax fees would include professional services rendered for corporate and subsidiary tax compliance and consulting.
(4)Fees for other services would include fees for products and services other than the services reported above.

AUDIT COMMITTEE REPORT*
As of the date of this report, the Audit Committee is currently composed of six members of the Board. Each member is an independent director as required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and Nasdaq Stock Market Rules. The Audit Committee operates under a written charter adopted by the Board and reviewed annually by the Audit Committee. The Audit Committee's charter is available on Capital Southwest’s website at www.capitalsouthwest.com/media/audit-committee-charter.pdf.

The Audit Committee oversees Capital Southwest’s financial reporting process and system of internal control over financial reporting on behalf of the Board. Management is responsible for preparing Capital Southwest’s financial statements and Capital Southwest’s reporting process, including Capital Southwest’s system of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of the valuation of securities and other significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing, and does not provide any expert or other special assurance as to such financial statements concerning compliance with the laws, regulations or U.S. generally accepted accounting principles (“GAAP”). The Audit Committee relies, without independent verification, on the information provided to them and on the representations made by management and Capital Southwest’s independent registered public accounting firm.
Audit Firm Selection/Ratification
The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company’s registered independent auditors.

At least annually, the Audit Committee reviews the Company’s independent registered public accounting firm to decide whether to retain such firm on behalf of the Company. RSM US LLP has been the Company’s independent registered public accounting firm since June 2017.

When conducting its latest review of RSM US LLP, the Audit Committee actively engaged with RSM US LLP’s engagement partners and considered, among other factors:

•the professional qualifications of RSM US LLP and that of the lead audit partner and other key engagement members relative to the current and ongoing needs of the Company;
•RSM US LLP’s historical and recent performance on the Company’s audits, including the extent and quality of RSM US LLP’s communications with the Audit Committee related thereto;
•management’s assessment of RSM US LLP’s performance;
•the appropriateness of RSM US LLP’s fees relative to both efficiency and audit quality;
•RSM US LLP’s independence policies and processes for maintaining its independence;
•reports of the Public Company Accounting Oversight Board (United States) (“PCAOB”) on RSM US LLP;
•RSM US LLP’s tenure as the Company’s independent registered public accounting firm and its related depth of understanding of the Company’s businesses, operations and systems and the Company’s accounting policies and practices;
•RSM US LLP’s demonstrated professional integrity and objectivity; and
•the relative benefits, challenges, overall advisability and potential impact of selecting a different independent registered public accounting firm.

As a result of this evaluation, the Audit Committee approved the appointment of RSM US LLP for the fiscal year ending March 31, 2023.

Pre-Approval Policy

The Audit Committee has determined that the provision of non-audit services by RSM US LLP was compatible with maintaining RSM US LLP’s independence. At its regularly scheduled and special meetings, the Audit Committee considers and pre-approves all audit, audit related and non-audit services to be performed by our independent accountants in accordance with its pre-approval policy. In accordance with the Audit Committee’s charter, the Audit Committee approves in advance all audit, audit related and tax services to be provided by our independent registered public accounting firm. During fiscal 2022, all services were pre-approved by the Audit Committee in accordance with its pre-approval policy.

Review with Management

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with GAAP.

Review and Discussion with Independent Registered Public Accounting Firm

The Company’s independent registered public accounting firm, RSM US LLP, was responsible for performing an independent audit of Capital Southwest’s consolidated financial statements for the fiscal year ended March 31, 2022 in accordance with the standards of the PCAOB and for expressing an opinion on the conformity of those audited financial statements with GAAP. The Audit Committee reviewed with RSM US LLP its judgment as to the quality, not just the acceptability, of Capital Southwest’s accounting principles, the reasonableness of the valuation of securities and other significant judgments, the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the Audit Committee by Statements on Auditing Standards No. 1301, as adopted by the PCAOB in Rule 3200T and by Rule 2‑07 under Regulation S-X under the 1934 Act, Communications with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from RSM US LLP required by applicable requirements of the PCAOB regarding RSM US LLP’s communications with the Audit Committee concerning RSM US LLP’s independence, and has discussed with RSM US LLP the independent accountant’s independence.
The Audit Committee discussed with RSM US LLP the overall scope and plans for their audit and also met with them, with and without management present, to discuss the results of their audit, their evaluation of Capital Southwest’s system of internal controls over financial reporting and the overall quality of Capital Southwest’s financial reporting.
The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended March 31, 2022 with management and RSM US LLP and also discussed with management and RSM US LLP the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany our periodic filings with the SEC.
Conclusion
Based on the reviews and discussions referred to above and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, all of the Audit Committee members, whose names are listed below, recommended to the Board that the Board approve the inclusion of the audited consolidated financial statements for the fiscal year ended March 31, 2022 in the Annual Report on Form 10‑K.

Audit Committee
Christine S. Battist, Chair
David R. Brooks
Jack D. Furst
T. Duane Morgan
Ramona L. Rogers-Windsor
William R. Thomas

*    The material contained in the foregoing Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We have written procedures in place for the review, approval and monitoring of transactions involving us and certain persons related to us. As a BDC, the 1940 Act restricts us from participating in transactions with any persons affiliated with us, including our officers, directors and employees and any person controlling or under common control with us, subject to limited exceptions.
In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with CSWC, our officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, us, companies controlled by us and our employees and directors. The Audit Committee is responsible for approving related party transactions exceeding $50,000 in aggregate value.
In addition, our Code of Conduct and our Code of Ethics, which are applicable to all of our employees, officers and directors, require that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests. Our Code of Conduct and our Code of Ethics are available at www.capitalsouthwest.com/governance.
PRIVACY NOTICE

We are committed to protecting your privacy. This privacy notice, which is required by state and federal law, explains the privacy policies of Capital Southwest and its affiliated companies. This notice supersedes any other privacy notice you may have received from Capital Southwest, and its terms apply both to our current stockholders and to former stockholders as well.

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. With regard to this information, we maintain physical, electronic, and procedural safeguards that comply with federal and state standards. The only information we collect from you is your name, address, and number of shares you hold. This information is used only so that we can send you annual reports and other information about Capital Southwest, and send you proxy statements or other information required by law.

We will periodically review the way that third-party service providers handle information and ensure that it is in compliance with our standards of security and confidentiality. We do not share your information with any non-affiliated third party except as described below.

•The People and Companies that Make Up Capital Southwest. It is our policy that only authorized employees who need to know your personal information will have access to it. Capital Southwest personnel who violate our privacy policy are subject to disciplinary action.

•Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

•Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

OTHER MATTERS
As of the mailing date of this Proxy Statement, the Board knows of no other matters to be presented at the Annual Meeting. Should any of the matters requiring a vote of the shareholders arise at the Annual Meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.
Shareholder Proposals for 2023 Annual Meeting
Any shareholder proposal for the 2023 annual meeting of shareholders must be sent to our corporate secretary at 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225, Attention: Secretary. The deadline for receipt of a proposal to be considered for inclusion in the proxy statement for the 2023 annual meeting of shareholders is 5 p.m., Central Time, on February 3, 2023. Our NCG Committee will review all shareholder proposals and makes recommendations to the Board for action on such proposals. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2023 annual meeting of shareholders.

Our bylaws require that any shareholder wishing to nominate a candidate for director or to propose other business at the 2023 annual meeting of shareholders (other than proposals submitted pursuant to Rule 14a-8 under the 1934 Act) must give us written notice between February 3, 2023 and March 5, 2023, unless the 2023 annual meeting of shareholders is called for a date that is not within 30 days before or after the anniversary of the 2022 annual meeting of shareholders, in which case notice must be received in compliance with our bylaws. The notice must comply with the requirements of our bylaws and any applicable law. Any such business should be addressed to our corporate secretary at 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225, Attention: Secretary. Any proposal or nomination that is not timely received by our Secretary or otherwise does not meet the requirements set forth in our bylaws or applicable SEC rules may not be considered at the next annual meeting.

Reduce Duplicate Mailings
We are required to provide an annual report and proxy statement or notice of availability of these materials to all shareholders of record. If you share an address with another shareholder, you may receive only one set of proxy materials unless you have provided contrary instructions, we or your broker may discontinue mailings of multiple copies.
Once you have received notice from the account holder or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If you received only one copy of the Notice of Internet Availability of Proxy Materials and you wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate notices of availability, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares in your name. You can notify us by sending a written request to Capital Southwest Corporation, 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225, Attention: Secretary, or by contacting us at (214) 238‑5700, and we will promptly deliver materials as requested.

CAPITAL SOUTHWEST CORPORATION
ATTN: ALLY BENSON
5400 LBJ FREEWAY, SUITE 1300
DALLAS, TX 75240

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 26, 2022 for shares held directly in a brokerage account or bank, and by 11:59 p.m. Eastern Time on July 24, 2022 for shares held in a plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CSWC2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 26, 2022 for shares held directly in a brokerage account or bank, and by 11:59 p.m. Eastern Time on July 24, 2022 for shares held in a plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D87296-P76619 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAPITAL SOUTHWEST CORPORATION

The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4.

	For All	Withhold All	For All Except
1. To elect six directors to serve until the 2023 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Christine S. Battist
02) David R. Brooks
03) Bowen S. Diehl
04) Jack D. Furst
05) Ramona Rogers-Windsor
06) William R. Thomas

	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of Capital Southwest Corporation's named executive officers.	☐	☐	☐
3. To approve the Capital Southwest Corporation 2021 Non-Employee Director Restricted Stock Award Plan.	☐	☐	☐
4. To ratify the appointment of RSM US LLP as Capital Southwest Corporation's independent registered public accounting firm for the fiscal year ending March 31, 2023.	☐	☐	☐

NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D87297-P76619

CAPITAL SOUTHWEST CORPORATION
Annual Meeting of Shareholders
July 27, 2022 9:00 AM (CDT)
This proxy is solicited by the Board of Directors

The shareholders hereby appoint Michael S. Sarner and Amy Baker, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Capital Southwest Corporation, that the shareholders are entitled to cast at the Annual Meeting of Shareholders to be held at 9:00 AM, CDT on July 27, 2022, virtually, and any adjournment or postponement thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement, and the Company's Annual Report for the fiscal year ended March 31, 2022, and revokes any proxy heretofore given with respect to the Annual Meeting of Shareholders.

This proxy card, when properly executed, will be voted in the manner directed herein. If you validly sign and return this proxy card but give no instructions, the shares covered on this proxy card will be voted "FOR" each of the proposals in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

Appendix A
CAPITAL SOUTHWEST CORPORATION

2021 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD PLAN

1. PURPOSE OF THE PLAN

The purpose of this Restricted Stock Plan (this “Plan”) is to advance the interests of Capital Southwest Corporation (the “Company”) by providing to members of the Company’s Board of Directors who are not employees of the Company (“Non-Employee Directors”) additional incentives, to the extent permitted by law, to exert their best efforts on behalf of the Company, and to provide a means to attract and retain persons of outstanding ability to the service of the Company. It is recognized that the Company’s efforts to attract or retain these individuals will be facilitated with this additional form of compensation.

2. ADMINISTRATION

This Plan shall be administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”), which is comprised solely of directors who are not interested persons of the Company within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “Act”). The Committee shall interpret this Plan and, to the extent and in the manner contemplated herein, shall exercise the discretion reserved to it hereunder. The Committee may prescribe, amend and rescind rules and procedures relating to this Plan and make all other determinations necessary for its administration. The decision of the Committee on any interpretation of this Plan or administration hereof, if in compliance with the provisions of the Act and regulations promulgated thereunder, shall be final and binding with respect to the Company and the Non-Employee Directors.

3. SHARES SUBJECT TO THE PLAN

The shares subject to this Plan shall be shares of the Company’s common stock, par value $0.25 per share (“Shares”). Subject to the provisions hereof concerning adjustment, the total number of shares that may be awarded as restricted shares under this Plan shall not exceed 120,000 Shares. Any Shares that were granted pursuant to an award of restricted stock under this Plan but that are forfeited pursuant to the terms of the Plan or an award agreement shall again be available under this Plan. Shares used for tax withholding shall not again be available under this Plan. Shares may be made available from authorized, un-issued or reacquired stock or partly from each.

4. AWARDS

(A)    Non-Employee Directors. Non-Employee Directors will each receive a grant of shares of restricted stock at or about the beginning of each one-year term of service on the Board, for which forfeiture restrictions will lapse at the end of that term; provided that the Board may provide in any award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to restricted stock will be waived in whole or in part in the event of terminations resulting from any cause, and the Board may in other cases waive in whole or in part the forfeiture of restricted stock. The number of shares of restricted stock granted to each Non-Employee Director each year will be the equivalent of $50,000 worth of Shares based on the market value at the close of the Nasdaq Global Select Market on the date of grant.

(B)    Award Agreements. All restricted stock granted under this Plan will be evidenced by an agreement. The agreement documenting the award of any restricted stock granted pursuant to this Plan shall contain such terms and conditions as the Committee shall deem advisable, including but not limited to the lapsing of forfeiture restrictions. Agreements evidencing awards made to different participants or at different times need not contain similar provisions. In the case of any discrepancy between the terms of this Plan and the terms of any award agreement, the Plan provisions shall control.

(C)    Stockholder Rights. Holders of restricted stock shall have all the rights of a holder upon issuance of the restricted stock award including, without limitation, voting rights and the right to receive dividends.

5. LIMITATIONS ON RESTRICTED STOCK AWARDS

Grants of restricted stock awards shall be subject to the following limitations:

(A)    The total number of shares that may be outstanding as restricted shares under all of the Company’s compensation plans shall not exceed ten (10) percent of the total number of Shares outstanding on the effective date of the Plan and the Company’s 2021 Employee Restricted Stock Award Plan (together, the “Plans”) plus ten (10) percent of the number of shares of Stock issued or delivered by the Company (other than pursuant to compensation plans) during the term of the Plans.

A-1

(B)    The amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights, together with any restricted stock issued pursuant to this Plan and any other compensation plan of the Company, at the time of issuance shall not exceed twenty-five (25) percent of the outstanding voting securities of the Company, provided, however, that if the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights issued to the Company’s directors, officers, and employees, together with any restricted stock issued pursuant to this Plan and any other compensation plan of the Company, would exceed fifteen (15) percent of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights, together with any restricted stock issued pursuant to this Plan and any other compensation plan of the Company, at the time of issuance shall not exceed twenty (20) percent of the outstanding voting securities of the Company.

6. TRANSFERABILITY OF RESTRICTED STOCK

While subject to forfeiture provisions, restricted stock shall not be transferable other than to the spouse or lineal descendants (including adopted children) of the participant, any trust for the benefit of the participant or the benefit of the spouse or lineal descendants (including adopted children) of the participant, or the guardian or conservator of the participant (“Permitted Transferees”).

7. EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN

(A)    Capitalization Adjustments. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Board will make appropriate adjustments to the maximum number of shares that may be delivered under this Plan, to the maximum per-participant share limit, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted and any other provision of awards affected by such change. To the extent consistent with continued exclusion from or compliance with Section 409A of the Internal Revenue Code of 1986, as amended and in effect, or any successor statute as from time to time in effect, and other applicable law, the Board may also make adjustments of the type described in the preceding sentence to take into account distributions to stockholders other than those provided for in such sentence, or any other event, if the Board determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of awards granted hereunder.

(B)    Change in Control. Except as otherwise provided in an award, in the event of a Change in Control (as defined below) in which there is an acquiring or surviving entity, the Board may provide for the assumption of some or all outstanding awards, or for the grant of new awards in substitution therefor, by the acquirer or survivor or an affiliate of the acquirer or survivor, in each case on such terms and subject to such conditions as the Board determines. In the absence of such an assumption or if there is no substitution, except as otherwise provided in the award, each award will become fully vested or exercisable prior to the Change in Control on a basis that gives the holder of the award a reasonable opportunity, as determined by the Board, to participate as a stockholder in the Change in Control following vesting or exercise, and the award will terminate upon consummation of the Change in Control.

A “Change in Control” means an event set forth in any one of the following paragraphs:

(i)    any “person” or group (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (as amended, and including the rules and regulations promulgated thereunder, the “Exchange Act”), and as modified in Section 13(d) and 14(d) of the Exchange Act), together with their affiliates and associates (both as defined in Rule 12b-2 under the Exchange Act) other than (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or any of its subsidiaries, or the trustee or other fiduciary holding securities under any such employee benefit plan, (iii) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities by the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than thirty (30) percent of combined voting power of the voting securities of the Company then outstanding; or

(i)    individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition of Change in Control, any individual becoming a director subsequent to the effective date of the Plan whose appointment or nomination for election to the Board was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board; or
A-2

(iii)    the consummation of any merger, reorganization, business combination or consolidation of the Company or one of its subsidiaries (a “Business Combination”) with or into any other entity, other than a merger, reorganization, business combination or consolidation a result of which (or immediately after which) the holders of the voting securities of the Company outstanding immediately prior thereto holding securities would represent immediately after such merger, reorganization, business combination or consolidation more than a majority of the combined voting power of the voting securities of the Company or the surviving entity or the parent of such surviving entity; or

(iv)    the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than a majority of the combined voting power of the voting securities of the acquirer, or parent of the acquirer, of such assets; or

(v)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

8. MISCELLANEOUS PROVISIONS

(A)    The Committee is authorized to take appropriate steps to ensure that neither the grant of nor the lapsing of the forfeiture restrictions on awards under this Plan would have an effect contrary to the interests of the Company’s stockholders. This authority includes the authority to prevent or limit the granting of additional awards under this Plan.

(B)    The granting of any award under the Plan shall not impose upon the Company any obligation to appoint or to continue to appoint as a director or employee any participant, and the right of the Company and its subsidiaries to terminate the employment of any employee, or service of any director, shall not be diminished or affected by reason of the fact that an award has been made under the Plan to such participant.

(C)    The Company may make such provisions as it deems appropriate to withhold any taxes the Company determines it is required to withhold with respect to any award.

(D)    The Plan and all awards and actions taken hereunder shall be governed by the laws of the state of Texas, without regard to the choice of law principles of any jurisdiction.

9. AMENDMENT AND TERMINATION

(A)    The Board may modify, revise or terminate this Plan at any time and from time to time, subject to applicable requirements in (a) the Company’s articles of incorporation, as amended from time to time (the “Articles of Incorporation”), or the Company’s second amended and restated bylaws, as amended from time to time (the “Bylaws”), and (b) applicable law and orders. The Board shall seek stockholder approval of any action modifying a provision of the Plan where it is determined that such stockholder approval is appropriate under the provisions of (a) applicable law or orders, or (b) the Articles of Incorporation or the Bylaws.

(B)    Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is approved by the stockholders of the Company. Notwithstanding the termination of the Plan, awards granted prior to termination of the Plan shall continue to be effective and shall be governed by the Plan.

10. EFFECTIVE DATE OF THE PLAN

The Plan shall become effective upon the approval of this Plan by the shareholders of the Company.

A-3